EXHIBIT 7

                                                                  EXECUTION COPY

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                         MEMC ELECTRONIC MATERIALS, INC.

                   Senior Subordinated Secured Notes Due 2007




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                                    INDENTURE



                          Dated as of November 13, 2001




                            -------------------------



                                 CITIBANK, N.A.,
                                   as Trustee



                               Citicorp USA, Inc.
                               as Collateral Agent





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


                                    ARTICLE 1
                   DEFINITION AND INCORPORATIONS BY REFERENCE

   SECTION 1.01.    Definitions................................................1
   SECTION 1.02.    Incorporation by Reference of Trust Indenture Act.........19
   SECTION 1.03.    Rules of Construction.....................................20

                                    ARTICLE 2
                                    THE NOTES

   SECTION 2.01.    Notes Generally...........................................20
   SECTION 2.02.    Execution and Authentication..............................20
   SECTION 2.03.    Legends...................................................21
   SECTION 2.04.    Registrar and Paying Agent................................22
   SECTION 2.05.    Paying Agent to Hold Money in Trust.......................23
   SECTION 2.06.    Holder Lists..............................................23
   SECTION 2.07.    Transfer and Exchange.....................................23
   SECTION 2.08.    Replacement Notes.........................................24
   SECTION 2.09.    Outstanding Notes.........................................25
   SECTION 2.10.    Temporary Notes...........................................26
   SECTION 2.11.    Cancellation..............................................26
   SECTION 2.11.    Defaulted Interest........................................26
   SECTION 2.12.    CUSIP and "ISIN" Numbers..................................26
   SECTION 2.14.    Computation of Interest...................................26

                                    ARTICLE 3
                     REDEMPTION AT THE OPTION OF THE ISSUER

   SECTION 3.01.    Optional Redemption.......................................27
   SECTION 3.02.    Notices to Trustee........................................27
   SECTION 3.03.    Selection of Notes To Be Redeemed.........................27
   SECTION 3.04.    Notice of Redemption......................................27
   SECTION 3.05.    Effect of Notice of Redemption............................28
   SECTION 3.06.    Deposit of Redemption Price...............................28
   SECTION 3.07.    Notes Redeemed in Part....................................29
   SECTION 3.08.    Notes Surrendered in Payment of Warrant Exercise Price....29

                                    ARTICLE 4
                              MANDATORY REDEMPTION

   SECTION 4.01.    Early Redemption Events...................................29
   SECTION 4.02.    Change of Control.........................................32

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

   SECTION 5.01.    Payment of Notes..........................................33
   SECTION 5.02.    Commission Reports, Financial Statements and Other
                    Information...............................................34
   SECTION 5.03.    Compliance Certificate....................................35
   SECTION 5.04.    Notices of Material Events................................36
   SECTION 5.05.    Existence; Conduct of Business............................36
   SECTION 5.06.    Payment of Obligations....................................36
   SECTION 5.07.    Maintenance of Properties.................................36
   SECTION 5.08.    Insurance; Casualty and Condemnation......................37
   SECTION 5.09.    Books and Records; Inspection and Audit Rights............37
   SECTION 5.10.    Compliance with Laws......................................37
   SECTION 5.11.    Additional Subsidiaries...................................37
   SECTION 5.12.    Further Assurances; Transfer of Joint Venture Stock.......37

                                    ARTICLE 6
                               NEGATIVE COVENANTS

   SECTION 6.01.    Indebtedness; Certain Equity Securities...................38
   SECTION 6.02.    Liens.....................................................40
   SECTION 6.03.    Fundamental Changes and Successor Issuers.................41
   SECTION 6.04.    Investments, Loans, Advances, Guarantees and Acquisitions.42
   SECTION 6.05.    Asset Sales...............................................44
   SECTION 6.06.    Sale and Leaseback Transactions...........................45
   SECTION 6.07.    Hedging Agreements........................................45
   SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness.....45
   SECTION 6.09.    Transactions with Affiliates..............................46
   SECTION 6.10.    Restrictive Agreements....................................46
   SECTION 6.11.    Amendment of Material Documents...........................47
   SECTION 6.12.    Minimum Quarterly Consolidated EBITDA.....................47
   SECTION 6.13.    Minimum Monthly Consolidated Backlog......................48
   SECTION 6.14.    Minimum Monthly Consolidated Revenue......................50
   SECTION 6.15.    Capital Expenditures......................................52

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

   SECTION 7.01.    Events of Default.........................................52
   SECTION 7.02.    Acceleration..............................................54
   SECTION 7.03.    Other Remedies............................................55
   SECTION 7.04.    Waiver of Past Defaults...................................55
   SECTION 7.05.    Control by Majority.......................................55
   SECTION 7.06.    Limitation on Suits.......................................56
   SECTION 7.07.    Rights of Holders to Receive Payment......................56
   SECTION 7.08.    Collection Suit by Trustee................................56
   SECTION 7.09     Trustee May File Proofs of Claim..........................56
   SECTION 7.10.    Priorities................................................57
   SECTION 7.11     Undertaking for Costs.....................................57
   SECTION 7.12     Waiver of Stay or Extension Laws..........................57

                                    ARTICLE 8
                                   THE TRUSTEE

   SECTION 8.01.    Duties of Trustee.........................................57
   SECTION 8.02.    Rights of Trustee.........................................59
   SECTION 8.03.    Individual Rights of Trustee..............................60
   SECTION 8.04.    Trustee's Disclaimer......................................60
   SECTION 8.05.    Notice of Defaults........................................60
   SECTION 8.06.    Reports by Trustee to Holders.............................60
   SECTION 8.07.    Compensation and Indemnity................................60
   SECTION 8.08.    Replacement of Trustee....................................61
   SECTION 8.09.    Successor Trustee by Merger...............................62
   SECTION 8.10.    Eligibility; Disqualification.............................62
   SECTION 8.11.    Preferential Collection of Claims Against the Issuer......63

                                    ARTICLE 9
                              DISCHARGE; DEFEASANCE

   SECTION 9.01.    Discharge of Liability on Notes; Defeasance...............63
   SECTION 9.02.    Conditions to Defeasance..................................64
   SECTION 9.03.    Application of Trust Money................................65
   SECTION 9.04.    Repayment to the Issuer...................................65
   SECTION 9.05.    Indemnity for Government Obligations......................65
   SECTION 9.06.    Reinstatement.............................................65

                                   ARTICLE 10
                                   AMENDMENTS

   SECTION 10.01.   Without Consent of Holders................................66
   SECTION 10.02.   With Consent of Holders...................................66
   SECTION 10.03.   Compliance with Trust Indenture Act.......................67
   SECTION 10.04.   Revocation and Effect of Consents and Waivers.............67
   SECTION 10.05.   Notation on or Exchange of Notes..........................68
   SECTION 10.06.   Trustee to Sign Amendments................................68
   SECTION 10.07.   Payment for Consent.......................................68

                                   ARTICLE 11
                            SECURITY; NOTE GUARANTEES

   SECTION 11.01.   Collateral and Guarantee Requirement......................68
   SECTION 11.02.   Regarding the Collateral Agent............................68

                                   ARTICLE 12
                                  SUBORDINATION

   SECTION 12.01.   Agreement to Subordinate..................................72
   SECTION 12.02.   Liquidation, Dissolution, Bankruptcy......................72
   SECTION 12.03.   Default on Revolver Obligations...........................72
   SECTION 12.04.   Acceleration of Payment of Notes..........................73
   SECTION 12.05.   When Distribution Must Be Paid Over.......................73
   SECTION 12.06.   Subrogation...............................................73
   SECTION 12.07.   Relative Rights...........................................73
   SECTION 12.08.   Subordination May Not Be Impaired by Issuer...............74
   SECTION 12.09.   Rights of Trustee and Paying Agent........................74
   SECTION 12.10.   Distribution or Notice to Representative..................74
   SECTION 12.11.   Article 12 Not To Prevent Events of Default or Limit
                    Right To Accelerate.......................................74
   SECTION 12.12.   Trust Monies Not Subordinated.............................74
   SECTION 12.13.   Trustee Entitled To Rely..................................75
   SECTION 12.14.   Trustee To Effectuate Subordination.......................75
   SECTION 12.15.   Trustee Not Fiduciary for Lenders under Revolver
                    Obligations...............................................75

                                   ARTICLE 13
                                  MISCELLANEOUS

   SECTION 13.01.   Trust Indenture Act Controls..............................76
   SECTION 13.02.   Notices...................................................76
   SECTION 13.03.   Communication by Holders with Other Holders...............76
   SECTION 13.04.   Certificate and Opinion as to Conditions Precedent........77
   SECTION 13.05.   Statements Required in Certificate or Opinion.............77
   SECTION 13.06.   When Notes Disregarded....................................77
   SECTION 13.07.   Rules by Trustee, Paying Agent and Registrar..............78
   SECTION 13.08.   Legal Holidays............................................78
   SECTION 13.09.   GOVERNING LAW.............................................78
   SECTION 13.10.   No Recourse Against Others................................78
   SECTION 13.11.   Successors................................................78
   SECTION 13.12.   Multiple Originals........................................78
   SECTION 12.13.   Table of Contents; Headings...............................78

   Schedule 1.01      Mortgaged Properties
   Schedule 6.01      Existing Indebtedness
   Schedule 6.02      Existing Liens
   Schedule 6.04      Existing Investments
   Schedule 6.10      Existing Restrictions

   Exhibit A   -      Form of Note
   Exhibit B   -      Guarantee Agreement
   Exhibit C   -      Indemnity, Subrogation and Contribution Agreement
   Exhibit D   -      Pledge Agreement
   Exhibit E   -      Security Agreement

                  INDENTURE dated as of November 13, 2001 among MEMC ELECTRONIC MATERIALS, INC., a Delaware corporation (the "Issuer"), Citibank, N.A., a national banking association, as trustee (the "Trustee") and (the "Issuer"), Citicorp USA, Inc., a Delaware corporation, as collateral agent (the "Collateral Agent").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer's Senior Subordinated Secured Notes Due 2007 issued on the date hereof (the "Notes").

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  Definitions.

                  "Accrual Period" has the meaning provided in Section 1 of the Notes.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no individual shall be deemed to be an Affiliate of a Person solely by reason of his or her being an officer or director of such Person.

                  "Blockage Notice" has the meaning provided in section
12.03(b).

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                  "Capital Expenditures" means, for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Issuer and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Issuer for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Issuer and its consolidated Subsidiaries during such period, provided that the term "Capital Expenditures" (i) shall be net of landlord construction allowances, (ii) shall not include expenditures made in connection with the repair or restoration of assets with insurance or condemnation proceeds and (iii) shall not include the purchase price of equipment to the extent consideration therefor consists of used or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used or surplus equipment, in each case in the ordinary course of business.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means any of the following: (a) any investment in U.S Government Obligations; (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing not more than one year from the date of acquisition thereof, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with a bank or trust company that is organized under the laws of the United States of America, any state thereof (including any foreign branch of any of the foregoing) or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above or clause (e) below entered into with a bank meeting the qualifications described in clause (b) above; (d) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America having at the time as of which any investment therein is made one of the two highest ratings obtainable from either Moody's or S&P; (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any foreign government or any state, commonwealth or territory or by any political subdivision or taxing authority thereof, and, in each case, having one of the two highest ratings obtainable from either S&P or Moody's; and
(f) investments in funds investing exclusively in cash and/or investments of the types described in clauses (a) and (e) above.

                  "Change in Control" means (a) the failure by TPG to own (and retain the right to vote), directly or indirectly, beneficially and of record, Equity Interests in the Issuer representing greater than 30% of each of the aggregate ordinary voting power and aggregate value represented by the issued and outstanding Equity Interests in the Issuer; (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the Issue Date), of Equity Interests representing a greater percentage of either the aggregate ordinary voting power or the aggregate value represented by the issued and outstanding Equity Interests of the Issuer then owned, directly or indirectly, beneficially and of record, by TPG; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Issuer by Persons who were neither (i) nominated by the board of directors of the Issuer nor (ii) appointed by directors so nominated.

                  "Change in Control Offer" has the meaning provided in Section 4.02.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

                  "Collateral Agent" means the "Collateral Agent", as defined in any applicable Security Document, in such capacity under the applicable Security Document.

                  "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Collateral Agent shall have received from the Issuer and each Pledgor and Guarantor either (i) a counterpart of each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement duly executed and delivered on behalf of the Issuer and such Pledgor and Guarantor or (ii) in the case of any Person that becomes a Domestic Subsidiary after the date hereof, a supplement to each of the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, the Pledge Agreement and the Security Agreement, in each case in the form specified therein, duly executed and delivered on behalf of such Domestic Subsidiary;

                  (b) all outstanding Equity Interests of the Issuer and each Subsidiary owned directly by or directly on behalf of the Issuer or any Pledgor and Guarantor, shall have been pledged pursuant to the Pledge Agreement (except that the Pledgors and Guarantors shall not be required to pledge (i) more than 65% of the outstanding voting stock of any Foreign Subsidiary, (ii) the Equity Interest of MEMC Southwest Inc. owned directly by the Issuer or (iii) Joint Venture Stock) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of the Issuer and each Subsidiary that is owing to any Pledgor and Guarantor shall be evidenced by a promissory note and shall have been pledged pursuant to the Pledge Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and the Pledge Agreement (including any supplements thereto), and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement and the Pledge Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property providing that the Indenture Obligations shall be secured by a Lien on such Mortgaged Property, signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property, described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Trustee or the Collateral Agent may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Trustee or the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property, as the case may be; and

                  (f) the Issuer and each Pledgor and Guarantor shall have obtained all material consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents (or supplements thereto) to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commission" means the Securities and Exchange Commission.

                  "Consolidated Backlog" for any calendar month means, as of any measurement date, the sum total of wafers (as measured in millions of square inches) which has been shipped in respect of bona fide sales to third party customers during such month to (and including) such measurement date and remaining shipments which are reasonably expected by the Issuer to be made in respect of bona fide sales to third party customers from (but excluding) such measurement date through the last calendar day of the month by the Issuer and its consolidated Subsidiaries. Amounts expected to be shipped shall be evidenced by third party customer orders including purchase orders, purchase order releases pursuant to blanket purchase orders and/or customer buy plans communicated by electronic data interchange communications, e-mail messages or via telephone to an MEMC customer service representative or salesperson.

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (but excluding any minority interest, equity in income or loss of joint ventures and royalty income) plus, (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all extraordinary charges during such period and (v) all other noncash expenses or losses of the Issuer or any of the Subsidiaries for such period (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period), and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) any extraordinary gains for such period, (ii) all noncash items increasing Consolidated Net Income for such period (excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period), (iii) foreign currency gains, (iv) interest income, (v) gains from the sale of assets or capital stock, (vi) income tax benefit and (vii) any other income categories disclosed as non-operating (income) expense not otherwise specified, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Issuer and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded from such net income or loss (a) the income of any Person (other than a consolidated Subsidiary) in which any other Person (other than the Issuer or any consolidated Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of the consolidated Subsidiaries by such Person during such period, and (b) the income or loss of any Person accrued prior to the date on which it becomes a Subsidiary or is merged into or consolidated with the Issuer or any consolidated Subsidiary or the date on which such Person's assets are acquired by the Issuer or any consolidated Subsidiary.

                  "Consolidated Revenue" means, for any month, net sales of the Issuer and its consolidated Subsidiaries, determined in accordance with GAAP consistently applied, plus net sales of 300 millimeter product (also referred to as 300 millimeter sales contra) for that same period to the extent not otherwise included, determined in accordance with GAAP consistently applied. Net sales shall be computed net of any discounts, returns or allowances. Net sales shall also exclude sales made by the Issuer or by a Subsidiary to any Affiliate of the Issuer that is Controlled by the Issuer (other than Taisil Electronic Materials Corporation) whether or not consolidated with the Issuer under GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling" and "Controlled" have meanings correlative thereto.

                  "Corporate Trust Office" has the meaning provided in Section 2.04(a).

                  "covenant defeasance option" has the meaning provided in
Section 9.01(b).

                  "Conversion Shares" means the common stock of the Issuer acquired upon conversion of the Cumulative Preferred Stock.

                  "Cumulative Preferred Stock" means the Issuer's Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations therefor filed with the Secretary of State of Delaware.

                  "Default" means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Definitive Note" means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law).

                  "Domestic Subsidiary" means any Subsidiary of the Issuer other than a Foreign Subsidiary or a Receivables Subsidiary.

                  "Early Redemption Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Permitted Receivables Financing or a sale and leaseback transaction) of any property or asset of the Issuer or any Subsidiary, including any Equity Interest owned by it, other than (i) dispositions described in parts
(a) and (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $250,000 during any fiscal year of the Issuer; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Issuer or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 365 days after such event; or

                  (c) the incurrence by the Issuer or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01; or

                  (d) the issuance of any Equity Interests by the Issuer other than (i) the Warrant Shares and the Conversion Shares and (ii) pursuant to an employee benefit plan in effect on the Issue Date or adopted after the Effective Date with the consent of the Holders of a majority (by aggregate principal amount) of the Notes;

provided that no receipt by MEMC Korea Company of Net Proceeds shall constitute an Early Redemption Event unless and until (and only to the extent that) such Net Proceeds, or a portion thereof, are actually paid or legally payable as a dividend or distribution to the Issuer or any Pledgor and Guarantor.

                  "Early Redemption Offer" has the meaning provided in Section 4.01.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, directives or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, the protection, preservation or restoration of natural resources, the management (including generation, use, handling, transportation, storage, treatment and disposal) of Hazardous Materials, the Release or threatened Release of any Hazardous Materials into the environment, or health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any costs, obligations, expenses, losses or other liability in connection with personal injury, strict liability, damages, diminution of value, investigation, monitoring, remediation, administrative oversight costs, fines, penalties or indemnities) of the Issuer or any Subsidiary directly or indirectly arising or resulting from or based upon (a) violation of any Environmental Law, (b) the management, including generation, use, handling, transportation, storage, treatment or disposal, of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is retained, assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Issuer or any of its Subsidiaries as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

                  "ERISA Event" means (a) any "reportable event" described in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived or the filing of an application pursuant to Section 412(e) of the Code or Section 304 of ERISA for any extension of an amortization period; (c) the provision or filing of a notice of intent to terminate a Plan other than a standard termination within the meaning of Section 4041 of ERISA or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by the Issuer or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Issuer or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the occurrence or existence of any other event or condition which might reasonably be expected to constitute grounds for the termination of, the appointment of a trustee to administer, any Plan other than in a standard termination within the meaning of Section 4041 of ERISA or the imposition of any lien on the assets of the Issuer or any of its Subsidiaries or ERISA Affiliates under ERISA, including as a result of the operation of Section 4069 of ERISA; (g) the incurrence by the Issuer, any of its Subsidiaries or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or with respect to the withdrawal from a Multiple Employer Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or by reason of the provisions of Section 4064 of ERISA upon the termination of a Multiple Employer Plan; or (h) the receipt by the Issuer or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Issuer or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning provided in Section 7.01.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Issuer.

                  "Foreign Subsidiary" means any Subsidiary of the Issuer that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America consistently applied.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee Agreement, attached hereto as Exhibit B, among the Issuer, the Pledgors and Guarantors and the Collateral Agent for the benefit of the Secured Parties.

                  "Hazardous Materials" means any substance, pollutant, contaminant, chemical or other material (including petroleum or any fraction thereof, asbestos or asbestos containing material, polychlorinated biphenyls and urea formaldehyde foam insulation) or waste that is classified or regulated under any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "incorporated provision" has the meaning provided in Section 13.01.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding anything to the contrary in this paragraph, the term "Indebtedness" shall not include (a) obligations under Hedging Agreements or (b) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or stock.

                  "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement, attached hereto as Exhibit C, among the Issuer, the Pledgors and Guarantors and the Collateral Agent.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Indenture Obligations" has the meaning assigned in the Security Agreement.

                  "Issue Date" means the date on which the Notes are originally issued and authenticated.

                  "Issuer" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Issuer Benefit Plans" means each employee or director benefit or compensation plan, arrangement or agreement, including pension, savings, welfare, medical or life insurance, severance, fringe benefit, executive compensation, deferred compensation, incentive, bonus and long-term performance option and other equity-based compensation plans, arrangements or agreements, including any "employee benefit plans" as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and each employment, retention, consulting, change in control, termination or severance plan, program, arrangement or agreement that was entered into or is maintained by or to which the Issuer or any of its Subsidiaries contribute or is obligated to contribute or with respect to which the Issuer or any of its Subsidiaries has any liability, direct or indirect, contingent or otherwise, or otherwise providing benefits to any current or former employee, officer or director of the Issuer or any of its Subsidiaries.

                  "Issuer Order" means a written order of the Issuer signed by two Officers specifying the amount of Notes to be authenticated and the date on which they are to be authenticated.

                  "Italian Issuer" means MEMC Electronic Materials S.p.A., a societa per azioni, or joint stock company, organized under the laws of the Republic of Italy.

                  "Italian Notes" means, collectively, the Euro 55 million (aggregate principal amount) Promissory Notes Due 2031 to be issued by the Italian Issuer as contemplated under the Restructuring Agreement.

                  "Joint Venture Stock" has the meaning assigned to such term in
Section 6.03(d).

                  "legal defeasance option" has the meaning provided in Section 9.01(b).

                  "lenders under the Revolver Obligations" (and derivations of that phrase) mean the "Lenders" who are parties to the Revolving Credit Agreement named in the definition of "Revolving Loan Documentation."

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, properties, financial condition, contingent liabilities or prospects of the Issuer and the Pledgors and Guarantors, taken as a whole, (b) the ability of the Issuer or the Pledgors and Guarantors to perform their obligations under the Transaction Documents or (c) any rights of or benefits available to the Holders under the Transaction Documents.

                  "Material Indebtedness" means (i) any Revolver Obligations and
(ii) any Indebtedness, or obligations in respect of one or more Hedging Agreements, of any one or more of the Issuer and the Subsidiaries in an aggregate principal amount exceeding $2,500,000. For purposes of determining Material Indebtedness pursuant to clause (ii) of the foregoing sentence, the "principal amount" of the obligations of the Issuer or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Issuer or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Indenture Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

                  "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by the Issuer or a Pledgor and Guarantor and identified on Schedule 1.01, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

                  "Multiple Employer Plan" means an employee benefit plan described in Section 4063 of ERISA.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event, including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty or other insured damage, insurance proceeds in excess of $250,000, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including reasonable attorneys fees, underwriting discounts and commissions and collection expenses) paid or payable by the Issuer and the Subsidiaries to third parties in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Issuer and the Subsidiaries as a result of such event to repay Indebtedness (other than Revolver Obligations) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Issuer and the Subsidiaries, and (iv) the amount of any reserves established by the Issuer and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Issuer). Notwithstanding anything to the contrary set forth above, the proceeds of any sale, transfer or other disposition of Receivables or Related Property (or any interest therein) pursuant to any Permitted Receivables Financing shall not be deemed to constitute Net Proceeds except to the extent that such sale, transfer or other disposition (a) is the initial sale, transfer or other disposition of Receivables or Related Property (or any interest therein) in connection with the establishment of such Permitted Receivables Financing or (b) occurs in connection with an increase in the aggregate outstanding amount of such Permitted Receivables Financing over the aggregate outstanding amount of such Permitted Receivables Financing at the time of such initial sale, transfer or other disposition.

                  "Notes" means the Issuer's Senior Subordinated Secured Notes Due 2007 issued under this Indenture.

                  "Notice of Default' has the meaning provided in Section 7.01.

                  "Offer Amount" has the meaning provided in Section 4.01.

                  "Offer Period" has the meaning provided in Section 4.01.

                  "Officer" means the chairman of the board of directors, the chief executive officer, the chief financial officer, the president or the treasurer of the Issuer. "Officer" of a Pledgor and Guarantor has a correlative meaning thereto.

                  "Officers' Certificate" means a certificate signed by two Officers of each Person issuing such certification.

                  "Opinion of Counsel" means a written opinion (subject to customary assumptions and exclusions) from legal counsel. The counsel may be an employee of or counsel to the Issuer.

                  "Payment Blockage Period" has the meaning provided in Section 12.03(b).

                  "Paying Agent" has the meaning provided in Section 2.04(a).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Issuer and the Collateral Agent.

                  "Period End Date" has the meaning provided in Section 1 of the Notes.

                  "Permitted Acquisition" means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Issuer or any consolidated Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, at the time of and immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the principal business of such Person shall be reasonably related to a business in which the Issuer and the Subsidiaries were engaged on the Issue Date or into which they have entered thereafter with the consent of the Holders of a majority (by aggregate principal amount) of the Notes, (c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be or contemporaneously become, a Pledgor and Guarantor and all of the Equity Interests of such Domestic Subsidiary shall be owned directly by the Issuer or a consolidated Domestic Subsidiary and all material actions required to be taken with respect to such acquired or newly formed Domestic Subsidiary under Sections 5.11 and 5.12 shall have been taken (or shall be taken contemporaneously with the closing of such acquisition or within the time period set forth in Section 5.11), (d) the Issuer and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition (without giving effect to any cost savings other than those actually realized as of the date of such acquisition), with the covenants contained in Sections 6.12, 6.13 and 6.14 recomputed as at the last day of the most recently ended fiscal quarter or month, as the case may be, of the Issuer for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and (e) the Issuer has delivered to the Collateral Agent an officers' certificate to the effect set forth in parts (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in part (d) above.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with Section 5.06;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.06;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens (other than Liens on Collateral) to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under part (j) of Section 7.01;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business and minor defects or irregularities in title that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Issuer or any Subsidiary;

                  (g) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of the Subsidiaries are located;

                  (h) any interest or title of a lessor under any lease permitted by this Agreement;

                  (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (j) leases or subleases granted to other Persons and not interfering in any material respect with the business of the Issuer and the Subsidiaries, taken as a whole; and

                  (k) licenses of intellectual property, including patents and trademarks held by the Issuer or one of its Subsidiaries.

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America);

                  (b) investments in commercial paper maturing not more than one year after the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing not more than one year after the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts and overnight bank deposits issued or offered by, any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America that has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign-currency equivalent thereof);

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in part (a) above or part (e) or
(f) below and entered into with a financial institution satisfying the criteria described in part (c) above;

                  (e) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's;

                  (f) securities issued by any foreign government or any political subdivision of any foreign government or any public instrumentality thereof having maturities of not more than six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest credit ratings obtainable from S&P or from Moody's; and

                  (g) investments in funds that invest solely in one or more types of securities described in parts (a), (e) and (f) above.

                  "Permitted Receivables Financing" means any financing pursuant to which (a) the Issuer or any Subsidiary sells, conveys or otherwise transfers to a Receivables Subsidiary, in "true sale" transactions, and (b) such Receivables Subsidiary sells, conveys or otherwise transfers to any other Person or grants a security interest to any other Person in, any Receivables (whether now existing or hereafter acquired) of the Issuer or any Subsidiary or any undivided interest therein, and any assets related thereto (including all collateral securing such Receivables), all contracts and all Guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, provided that the board of directors of the Issuer shall have determined in good faith that such Permitted Receivables Financing is economically fair and reasonable to the Issuer and the Subsidiaries, taken as a whole.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Issuer, any of its Subsidiaries or any ERISA Affiliate is an "employer" as defined in
Section 3(5) of ERISA.

                  "Plan Asset Regulations" means the Department of Labor regulation Section 2510.3-101, 29 C.F.R.ss.2510.3-101.

                  "Pledge Agreement" means the Pledge Agreement, attached hereto as Exhibit D, among the Issuer, the Pledgors and Guarantors and the Collateral Agent for the benefit of the Secured Parties.

                  "Pledgors and Guarantors" means each Domestic Subsidiary, from time to time.

                  "protected purchaser" has the meaning set forth in Section 2.08(a).

                  "Purchase Agreement" means the purchase agreement, dated as of September 30, 2001, by and among TPG Partners III, L.P., T(3) Partners, L.P., T(3) Partners II, L.P, TPG Wafer Holdings LLC, E.ON AG, E.ON International Finance B.V., FIDELIA Corporation, VEBA Zweite Verwaltungsgesellschaft mbH and E.ON North America, Inc.

                  "Purchase Date" has the meaning provided in Section 4.01.

                  "Receivable" means the Indebtedness and payment obligations of any Person to the Issuer or any of the Subsidiaries or acquired by the Issuer or any of the Subsidiaries (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security but excluding intercompany obligations) arising from a sale of merchandise or the provision of services by the Issuer or any Subsidiary or the Person from which such Indebtedness and payment obligation were acquired by the Issuer or any of the Subsidiaries, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

                  "Receivables Subsidiary" means a corporation or other entity that is a newly formed, wholly owned, bankruptcy-remote, special purpose subsidiary of the Issuer or any wholly owned Subsidiary (a) that engages in no activities other than in connection with the financing of Receivables, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business (including servicing of Receivables), (b) that is designated by the board of directors of the Issuer (as provided below) as a Receivables Subsidiary, (c) of which no portion of its Indebtedness or any other obligations (contingent or otherwise) (i) is Guaranteed by the Issuer or any Subsidiary (other than pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any Subsidiary in any way other than pursuant to Standard Securitization Undertakings and other than any obligation to sell or transfer Receivables or (iii) subjects any property or asset of the Issuer or any Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (d) with which none of the Issuer or any Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Permitted Receivables Financing), other than fees payable in the ordinary course of business in connection with servicing Receivables, and
(e) to which none of the Issuer or any Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Upon any such designation, a Financial Officer of the Issuer shall deliver a certificate to the Collateral Agent certifying (a) the resolution of the board of directors of the Issuer giving effect to such designation, (b) that, to the best of such officer's knowledge and belief after consulting with counsel, such designation complied with the foregoing conditions, (c) that after giving effect to such designation (including any Indebtedness permitted to exist in connection with such designation), the Issuer shall be in compliance, on a pro forma basis, with the covenants set forth in Sections 6.12, 6.13 and 6.14 and (d) immediately after giving effect to such designation, no Default shall have occurred and be continuing.

                  "Registrar" has the meaning provided in Section 2.04(a).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 13, 2001 between the Issuer, TPG Wafer Holdings LLC and the parties identified as guarantors thereunder.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Related Property" shall mean, with respect to each
Receivable:

                  (a) all the interest of the Issuer or any Subsidiary in the goods, if any, sold and delivered to an obligor relating to the sale that gave rise to such Receivable,

                  (b) all other security interests or Liens, and the interest of the Issuer or any Subsidiary in the property subject thereto, from time to time purporting to secure payment of such Receivable, together with all financing statements signed by an obligor describing any collateral securing such Receivable, and

                  (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable,

in the case of parts (b) and (c), whether pursuant to the contract related to such Receivable or otherwise or pursuant to any obligations evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of Indebtedness or security and the proceeds thereof.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Material in, on, onto or into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

                  "Representative" means any trustee, agent or representative (if any) for lenders under the Revolver Obligations as identified to the Trustee pursuant to written notice from the Issuer.

                  "Restricted Notes Legend" means the legend set forth in
Section 2.03(a) of this Indenture.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Issuer or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Issuer or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Issuer or any Subsidiary.

                  "Restructuring Agreement" means the Restructuring Agreement dated as of November 13, 2001, between the Issuer and TPG Wafer Holdings LLC.

                  "Revolver Obligations" has the meaning assigned to such term in the Revolving Loan Documentation and, for the avoidance of doubt, shall include any substitution for, or replacement of, such obligations.

                  "Revolving Loan Documentation" means, collectively, (i) the Revolving Credit Agreement dated as of November 13, 2001 among the Issuer, the Lenders party thereto, Citicorp USA, Inc., as Administrative Agent and Collateral Agent, together with any amendment or restatement thereof or any supplement thereto, (ii) the guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement attached as exhibits to such Revolving Credit Agreement and (iii) any other security documents or other ancillary documents executed in connection therewith.

                  "S&P" means Standard & Poor's Rating Service.

                  "Secured Parties" has the meaning assigned to such term in the Security Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means the Security Agreement, attached hereto as Exhibit E, among the Issuer, the Pledgors and Guarantors and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" means the Guarantee Agreement, the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to
Section 5.11 or 5.12 to secure any of the Indenture Obligations.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into at any time by the Issuer or any Subsidiary that are reasonably customary in an accounts receivable transaction.

                  "Stated Maturity" means, with respect to the Notes, the date specified in the Notes as the fixed date on which the final payment of principal is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Issuer.

                  "Successor Issuer" has the meaning provided in Section 6.03.

                  "TIA" means the Trust Indenture Act of 1939 (15
U.S.C.ss.ss.77aaa-77bbbb) as in effect on the date hereof.

                  "TPG" means TPG Partners III, L.P. and its Affiliates, provided that no such Affiliate shall be deemed a member of TPG to the extent it ceases to be Controlled by, or under common Control with, TPG Partners III, L.P.

                  "Transaction Documents" means the Indenture, the Notes, the Security Documents, the Restructuring Agreement and the Registration Rights Agreement.

                  "Transfer Restricted Note" means any Definitive Note and any other Note that bears or is required to bear the Restricted Notes Legend.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any vice president, assistant vice president or trust officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Warrant" means any of the warrants to acquire common stock of the Issuer issued pursuant to the Restructuring Agreement.

                  "Warrant Exercise Price" means the aggregate exercise price paid or to be paid in connection with the acquisition of common stock of the Issuer upon any exercise of Warrants.

                  "Warrant Shares" means the common stock of the Issuer acquired upon exercise of the Warrants.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the Commission.

                  "indenture securities" means the Notes issued hereunder and the Guarantees issued pursuant to the Security Documents.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Issuer, the Pledgors and Guarantors and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                    ARTICLE 2
                                    THE NOTES

                  SECTION 2.01. Notes Generally.

                  (a) Initial Issuance. The Issuer shall originally issue the Notes under this Indenture, for purchase by the initial Holders in connection with the transactions described in the Restructuring Agreement. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $50,000,000 (subject to Sections 2.09 and 2.10 of this Indenture and subject to interest accrued and added to such principal amount on any Period End Date).

                  (b) Form and Dating..The Notes and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons. Initially, all Notes shall be issued in definitive, fully-certificated form. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer) and shall have the Legends required pursuant to Section 2.03 of this Indenture.

                  SECTION 2.02. Execution and Authentication. (a) Two Officers, one of whom shall be the chairman of the board of directors, the President, the chief executive officer or the chief financial officer, shall sign the Notes for the Issuer by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  (b) The Trustee shall authenticate and make available for delivery Notes upon an Issuer Order and a Note shall not be valid until so authenticated. The signature of a Trust Officer or an authenticating agent appointed pursuant to part (c) of this Section 2.02 shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (c) The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  (d) In case the Issuer shall be consolidated with or merged into any other Person, or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Successor Issuer resulting from such consolidation, or surviving such merger, or which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Section 6.03, any of the Notes authenticated or delivered prior to such transaction may, from time to time, at the request of the Successor Issuer, be exchanged for other Notes executed in the name of the Successor Issuer with such changes in phraseology and form as may be appropriate, but otherwise identical to the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the Successor Issuer, shall authenticate and deliver Notes as specified in such order for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a Successor Issuer pursuant to this Section 2.02(d) in exchange or substitution for or upon registration of transfer of any Notes, such Successor Issuer, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time outstanding for Notes authenticated and delivered in such new name.

                  SECTION 2.03.  Legends.

                  (a) Restricted Note Legend. Except as permitted by part (c) of this Section 2.03, each certificate evidencing the Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  (b) Additional Legend for Definitive Notes. Each Definitive Note shall bear the following legend:

              "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (c) Use and Removal of Legends. The Restricted Notes Legend and the legend described in Section 2.03(b) shall be removed from a certificate representing Notes if the securities represented thereby are sold pursuant to an effective registration statement under the Securities Act or there is delivered to the Issuer and the Registrar such satisfactory evidence, which may include an Opinion of Counsel, as reasonably may be requested by the Issuer and the Registrar, to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such securities will not violate the registration and prospectus delivery requirements of the Securities Act.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange and shall retain copies of all letters, notices and other written communications received in connection with the transfer and exchange of Notes. The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Issuer initially appoints the Trustee at its principal corporate trust office in the Borough of Manhattan, City of New York (the "Corporate Trust Office") as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes and this Indenture, until such time as another Person is appointed as such.

                  (b) The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 8.07. The Issuer or any of its wholly owned Domestic Subsidiaries may act as Paying Agent or Registrar.

                  (c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee.

                  SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to the Stated Maturity, the Issuer shall deposit with the Paying Agent (or if either of the Issuer or a Domestic Subsidiary of the Issuer is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay the principal and interest then becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of such principal and interest and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Domestic Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuer or any Affiliate of the Issuer) shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before the Stated Maturity and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.07. Transfer and Exchange.

                  (a) The parties hereto hereby acknowledge that, as of the date hereof, the Notes have not been registered under the Securities Act or the securities laws of any state or other jurisdiction. Accordingly, any Holders from time to time, by their acceptance of the Notes issued hereunder (either pursuant to the initial issuance or pursuant to a permitted transfer or exchange), covenant and agree that neither the Notes nor any interest or participation in them shall be offered, sold, assigned, transferred, pledged, exchanged, encumbered or otherwise disposed of in the absence of such registration, or unless such transaction is exempt from, or not subject to, such registration.

                  (b) The Notes shall be transferable or exchangeable only upon the surrender of a Note for registration of transfer or exchange and then only in compliance with the provisions of this Section 2.07. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor (including, with respect to Definitive Notes, the requirements set forth in the part (c) of this
Section 2.07) are met.

                  (c) When Definitive Notes are presented to the Registrar with a request:

                  (i) to register the transfer of such Definitive Notes; or

                  (ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

                         (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                         (B) in the case of Transfer Restricted Notes, shall be accompanied by such additional information and documents as may be reasonably requested by the Registrar to document compliance with the provisions of
                         Section 2.07 of the Indenture.

                  (d) To permit registration of transfers and exchanges, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be imposed for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section.

                  (e) Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent, and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Notes) interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, or the Registrar shall be affected by notice to the contrary. The Issuer shall not be required to make, and the Registrar shall not be required to register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.

                  (f) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                  (g) The Registrar shall retain copies of all letters, notices and other written communications received in connection with the transfer and exchange of Notes pursuant to this Indenture. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                  SECTION 2.08. Replacement Notes. (a) If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon Issuer Order, the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) satisfies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification,
(ii) makes such request to the Issuer or the Trustee prior to the Note's being presented for registration of Transfer to the Issuer by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (iii) satisfies any other reasonable requirements of the Issuer or the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

                  (b) Upon the issuance of any replacement Note under this
Section 2.08, the Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed and any other expenses (including the fees and expenses of the Trustee and the expenses of the Issuer) in connection therewith.

                  (c) Every replacement Note issued pursuant to this Section
2.08 in exchange for any mutilated Note, or in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Issuer and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (d) The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

                  SECTION 2.09. Outstanding Notes. (a) Notes outstanding at any time are all authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

                  (b) If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser.

                  (c) If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.10. Temporary Notes. In the event that Definitive Notes are to be issued under the terms of this Indenture, until such Definitive Notes are ready for delivery, the Issuer may prepare and, upon Issuer Order, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon Issuer Order, the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Notes.

                  SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuer pursuant to written direction by an Officer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange upon Issuer Order. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

                  SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner.

                  SECTION 2.13. CUSIP and "ISIN" Numbers. The Issuer in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee of any change in the "CUSIP" numbers.

                  SECTION 2.14. Computation of Interest. Interest on the Notes shall accrue in the manner and at the Interest Rate provided in Section 1 of the Notes, and shall be computed on the basis of a year of 360 day year comprised of twelve 30-day months. The interest to be accrued as provided in Section 1 of the Notes shall be determined by the Paying Agent in accordance with the terms of this Indenture and the Notes, and such determination shall be prima facie evidence thereof absent manifest error.

                                    ARTICLE 3
                     REDEMPTION AT THE OPTION OF THE ISSUER

                  SECTION 3.01. Optional Redemption. The Notes shall not be redeemable at the option of the Issuer prior to November 13, 2005. On or after such date, the Notes shall be redeemable at any time at the option of the Issuer, in whole and not in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 13 of the years set forth below.

         Year                                             Redemption Price
         ----                                             ----------------

         2005.......................................................105.0%
         2006.......................................................102.5%

                  SECTION 3.02. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee in writing of the redemption date and the principal amount of Notes to be redeemed.

                  The Issuer shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

                  SECTION 3.03. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that the Trustee in its sole discretion shall deem to be appropriate. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.

                  SECTION 3.04. Notice of Redemption. (a) At least 30 days but not more than 60 days before a date for redemption of Notes, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (i) the redemption date;

                  (ii) the redemption price and the amount of accrued interest to the redemption date;

                  (iii) the name and address of the Paying Agent;

                  (iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

                  (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (vii) the CUSIP or ISIN number, if any, printed on the Notes being redeemed; and

                  (viii) that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes.

                  (b) At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

                  SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the related interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.06. Deposit of Redemption Price. Prior to 10:00 a.m. on the redemption date, the Issuer shall deposit with the Paying Agent (or, if either of the Issuer or a Domestic Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. The Paying Agent shall promptly return to the Issuer upon written request any money deposited with the Paying Agent by the Issuer that is in excess of the amounts necessary to pay the redemption price of and accrued interest on all Notes to be redeemed.

                  SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.08. Notes Surrendered in Payment of Warrant Exercise Price. Under and pursuant to the terms of the Warrants, Holders shall have the right to surrender one or more Notes and apply all or a portion of their principal amount in payment of the Warrant Exercise Price. In the event that the outstanding principal amount of such Notes shall be greater than the Warrant Exercise Price so to be paid, the Issuer shall execute and, upon Issuer Order, the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Note equal in principal amount to the portion of surrendered Notes not applied in payment of the Warrant Exercise Price.

                                    ARTICLE 4
                              MANDATORY REDEMPTION

                  SECTION 4.01. Early Redemption Events.

                  (a) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Issuer or any Subsidiary in respect of any Early Redemption Event, the Issuer shall (i) in the case of an event described in part (a) or (b) of the definition of Early Redemption Event, apply all such Net Proceeds, or (ii) in the case of an event described in part (c) or (d) of the definition of Early Redemption Event, apply 75% of such Net Proceeds to redeem Notes in an Early Redemption Offer pursuant to and subject to the conditions of this Section 4.01; provided that, in the case of any event described in clause (a) of the definition of the term "Early Redemption Event" occurring on or prior to the six-month anniversary of the Issue Date (other than the sale, transfer or other disposition of (i) Receivables in connection with a Permitted Receivables Financing, or (ii) other assets of the Issuer or any Subsidiary in connection with the incurrence of Indebtedness in respect of an asset-backed financing entered into with the consent of the Holders of a majority (by aggregate principal amount) of the Notes), if the Issuer shall deliver to the Trustee a certificate of a Financial Officer to the effect that no Default has occurred and is continuing, then no redemption shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event until the six-month anniversary of the Issue Date; and further provided, that the Issuer shall have no obligation to make such an Early Redemption Offer unless so directed by the Holders of a majority, in aggregate principal amount, of the Notes (in accordance with part (b) of this Section 4.01); and further provided that, for so long as any Revolver Obligations are outstanding, an Early Redemption Offer shall only be made to the extent of Net Proceeds remaining following the repayment in full of such Revolver Obligations or to the extent that the lenders of such Revolver Obligations provide their consent.

                  (b) Within 5 Business Days following the occurrence of an Early Redemption Event that, pursuant to part (a) of this Section 4.01, requires an Early Redemption Offer to be made, the Issuer shall mail a notice to each Holder with a copy to the Trustee, stating that an Early Redemption Event has occurred and requesting that the Holders of Notes provide their instructions as to whether or not the Issuer should make an Early Redemption Offer. If the Holders of a majority (by aggregate principal amount) of the Notes instruct the Issuer to make an Early Redemption Offer within 10 days following the mailing of the notice described in this part 4.01(b), the Issuer shall become obligated on such 10th day to make an Early Redemption Offer, following the steps set forth in parts (c) and (d) of this Section 4.01.

                  (c) In any Early Redemption Offer required pursuant to this
Section 4.01, the Issuer shall be required:

                  (i) FIRST, to purchase Notes tendered pursuant to an offer by the Issuer to Holders for the Notes (the "Early Redemption Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued and unpaid interest to the date of purchase in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.01(d); and

                  (ii) THEREAFTER, to the extent of Net Proceeds, if any, remaining after the completion of the Early Redemption Offer in respect of the Notes, provide funds to the Italian Issuer to permit redemption of the Italian Notes in a similar offer made in respect of the Italian Notes (an "Italian Redemption Offer"). If the aggregate redemption price of Notes and Italian Notes tendered, pursuant to the Early Redemption Offer and the Italian Redemption Offer, is less than the Net Proceeds allotted to the purchase of the Notes and the Italian Notes, the Issuer shall apply the remaining Net Proceeds for general corporate purposes.

                  (d) Early Redemption Offer Procedure. (i) Promptly, and in any event within ten (10) Business Days after the Issuer becomes obligated to make an Early Redemption Offer, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Early Redemption Offer is oversubscribed) at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum shall include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report, other than Current Reports describing Early Redemption Events otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Issuer's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Early Redemption Offer, together with the address referred to in clause
         (iii) of this part 4.02(d).

                  (ii) Not later than the date upon which written notice of an Early Redemption Offer is delivered to the Trustee as provided above, the Issuer shall deliver to the Trustee an Officers' Certificate as to
         (A) the amount of the Early Redemption Offer (the "Offer Amount"), (B) the allocation of the Net Proceeds from the Early Redemption Events pursuant to which such Early Redemption Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.01(a). Not later than one Business Day before the Purchase Date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) an amount equal to the Offer Amount with written instructions for investment in cash or Cash Equivalents and to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Early Redemption Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof that have been properly tendered to and are to be accepted by the Issuer. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Issuer to the Trustee is greater than the purchase price of the Notes tendered, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section 4.01.

                  (iii) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note or Notes which were delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Note or Notes purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes included in the Early Redemption Offer surrendered by holders thereof exceeds the Early Redemption Offer Amount, the Issuer shall select the Notes to be purchased on a pro rata basis. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (iv) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.02. Change of Control. (a) Upon a Change of Control each Holder shall have the right to require that the Issuer offer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase, in accordance with the terms set forth in Section 4.02(b) (a "Change of Control Offer"); provided, however, that the Issuer shall have no obligation to make such a Change of Control Offer unless so instructed by the Holders of a majority, in aggregate principal amount, of the Notes (in accordance with part
(b) of this Section 4.02), and further provided that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this Section 4.02 in the event that the Issuer has exercised its right to redeem all the Notes pursuant to Section 3.01 of this Indenture.

                  (b) Within 5 Business Days following a Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee, stating that a Change of Control has occurred and requesting that the Holders of Notes provide their instructions as to whether or not the Issuer should make a Change of Control Offer. If, within 10 days following the mailing of the notice described in this part 4.01(b), the Holders of a majority (by aggregate principal amount) of the Notes instruct the Issuer to make a Change of Control Offer, the Issuer shall become obligated on such 10th day to make a Change of Control Offer, following the steps set forth in parts (c) - (h) of this Section 4.02.

                  (c) Promptly, and in any event within ten (10) Business Days after the Issuer becomes obligated to make a Change of Control Offer, the Issuer shall mail a notice to each Holder with a copy to the Trustee, which shall:

                  (i) state that a Change of Control has occurred and that each Holder has the right to require the Issuer to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, to the date of purchase;

                  (ii) describe the circumstances and relevant facts and financial information regarding such Change of Control;

                  (iii) set forth the repurchase date (which repurchase date shall be no earlier than 30 days (or such shorter time period as may be permitted under applicable laws, rules and regulations) nor later than 60 days from the date such notice is mailed); and

                  (iv) set forth the instructions determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Notes purchased.

                  (d) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (e) On the purchase date, all Notes purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

                  (f) Notwithstanding the foregoing provisions of this Section, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.02 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  (g) In connection with any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

                  (h) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture relating to Change of Control Offers, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

                  For so long as any Note is outstanding, the Issuer covenants and agrees to the following provisions for the benefit of the Holders.

                  SECTION 5.01. Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Issuer shall pay interest on overdue principal at the Interest Rate specified in the Notes, and it shall pay interest on accrued interest at the same rate to the extent lawful. Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent they are required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION 5.02. Commission Reports, Financial Statements and Other Information. (a) The Issuer shall furnish to the Trustee and Holders:

                  (i) within 90 days after the end of each fiscal year of the Issuer, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the consolidated financial condition and results of operations of the Issuer and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer, its unaudited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the consolidated financial condition and results of operations of the Issuer and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (iii) prior to the commencement of each fiscal year of the Issuer, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth any material assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget; and

                  (iv) copies of the Issuer's annual report and the information, documents and other reports that are specified in Section 13 and 15(d) of the Exchange Act (collectively, the "Required Information"), whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to be provided within 15 days after the Issuer files them with the Commission (or would be required to file with the Commission); provided, however, that if any of the Required Information is filed with the Commission, the Issuer shall only be required to provide the Trustee copies of such Required Information. In addition, the Issuer shall furnish to the Trustee, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Issuer to its public shareholders generally.

                  (b) The Issuer shall also provide such information as may, from time to time, be necessary to comply with any applicable provisions of TIA ss. 314(a).

                  (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 5.03. (a) Compliance Certificate. The Issuer shall furnish the Trustee a certificate from the principal executive officer, principal financial officer or principal accounting officer within 120 days after the end of each fiscal year. Such certificate shall report on the Issuer's compliance with the conditions and covenants of this Indenture, in a manner satisfying the requirements of Section 314(a)(4) of the TIA, and shall include a certification as to whether a Default has occurred and, if a Default has occurred, specify the details thereof and any action taken or proposed to be taken with respect thereto.

                  (b) Information Regarding Collateral.

                  (i) The Issuer will furnish to the Trustee and Collateral Agent prompt written notice of any change (A) in the Issuer's or any Pledgor and Guarantor's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) in the location of the Issuer's or any Pledgor and Guarantor's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (C) in the Issuer's or any Pledgor and Guarantor's identity, jurisdiction of incorporation, or corporate structure or (D) in the Issuer's or any Pledgor and Guarantor's Federal Taxpayer Identification Number. The Issuer agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties. The Issuer also agrees promptly to notify the Collateral Agent and the Trustee if any material portion of the Collateral is damaged or destroyed.

                  (ii) Each year, at the time of delivery of an annual compliance certificate with respect to the preceding fiscal year pursuant to part (a) of this Section 5.03, the Issuer shall deliver to the Collateral Agent (with a copy to the Trustee) a certificate of a Financial Officer of the Issuer
(A) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Issue Date or the date of the most recent certificate delivered pursuant to this Section and (B) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (A) above to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.04. Notices of Material Events. (a) The Issuer will furnish to the Trustee and the Collateral Agent written notice of the following promptly upon any Financial Officer of the Issuer obtaining knowledge thereof:

                  (i) the occurrence of any Default;

                  (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Issuer or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Issuer and the Subsidiaries in an aggregate amount exceeding $2,500,000; and

                  (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (b) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Issuer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.05. Existence; Conduct of Business. The Issuer will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, contracts, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any sale of assets permitted under
Section 6.05; and further provided, that neither the Issuer nor any of its Subsidiaries shall be obligated to maintain any of the foregoing in the event that the board of directors of the Issuer adopts a resolution to the effect that the maintenance of such asset is no longer necessary or desirable in the conduct of the business of the Issuer and its Subsidiaries.

                  SECTION 5.06. Payment of Obligations. The Issuer will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Issuer or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.07. Maintenance of Properties. The Issuer will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of the business of the Issuer and the Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.08. Insurance; Casualty and Condemnation. (a) The Issuer will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and all insurance required to be maintained pursuant to the Security Documents. The Issuer will furnish to the Trustee and the Collateral Agent, upon request in writing, information in reasonable detail as to the insurance so maintained.

                  (b) The Issuer (i) will furnish to the Collateral Agent (with a copy to the Trustee) prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (ii) will cause the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) to be applied in accordance with the applicable provisions of the Security Documents.

                  SECTION 5.09. Books and Records; Inspection and Audit Rights. The Issuer will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities. The Issuer will, and will cause each of the Subsidiaries to, permit any representatives designated by the Trustee or the Collateral Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and at such reasonable intervals as may be reasonably requested.

                  SECTION 5.10. Compliance with Laws. The Issuer will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not result in a Material Adverse Effect.

                  SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the date hereof, the Issuer will, within ten (10) Business Days after such Subsidiary is formed or acquired, (i) notify the Trustee and Collateral Agent thereof, (ii) cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Domestic Subsidiary) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of the Issuer or any Pledgor and Guarantor and (iii) cause such Subsidiary to deliver to the Trustee a supplement to the Registration Rights Agreement, in the form specified therein.

                  SECTION 5.12. Further Assurances; Transfer of Joint Venture Stock. (a) Upon request of the Trustee or as otherwise necessary, the Collateral Agent or the holders of a majority (by aggregate principal amount) of the Notes, the Issuer will, and will cause each Pledgor and Guarantor to, execute any and all further documents, statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents) that may be required under any applicable law, or which the Trustee or the Collateral Agent may reasonably request or as otherwise necessary, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Issuer and the Pledgors and Guarantors. The Issuer also agrees to provide to the Trustee and the Collateral Agent, from time to time, upon request evidence reasonably satisfactory to the Trustee and the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Issuer or any Pledgor and Guarantor after the date hereof (other than assets constituting Collateral under the Security Agreement or the Pledge Agreement that become subject to the Lien of the Security Agreement or the Pledge Agreement upon acquisition thereof), the Issuer will notify the Trustee, the Collateral Agent and the Holders thereof, and, if requested by the Trustee, the Collateral Agent or the Holders of a majority, by aggregate principal amount, of the outstanding Notes, the Issuer will cause such assets to be subjected to a Lien securing the Indenture Obligations and will take, and cause the Issuer and the Pledgors and Guarantors to take, such actions as shall be necessary or reasonably requested by the Trustee, the Collateral Agent or such Holders to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Pledgors and Guarantors.

                  (c) The Issuer will, and will cause each applicable Subsidiary to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions that may be required under any applicable law, or which the Trustee or the Holders of a majority, by aggregate principal amount, of the Notes may reasonably request, to cause the transfer of all the Joint Venture Stock from the Issuer to MEMC International, Inc. no later than fifteen (15) Business Days (seventy-five (75) Business Days in the case of MEMC Kulim Electronic Materials, Sdn. Bhd.) after the Issue Date.

                                    ARTICLE 6
                               NEGATIVE COVENANTS

                  For so long as any Note is outstanding, the Issuer covenants and agrees to the following provisions for the benefit of the Holders.

                  SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created hereunder or under the other Transaction Documents, Revolver Obligations and Indebtedness evidenced by the Italian Notes;

                  (ii) Indebtedness existing on the Issue Date or incurred pursuant to contractual loan commitments existing on the Issue Date and set forth in Schedule 6.01 and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

                  (iii) Indebtedness of the Issuer to any Subsidiary and of any Subsidiary to the Issuer or any other Subsidiary;

                  (iv) Guarantees by the Issuer and by any Subsidiary of Indebtedness of the Issuer or any other Subsidiary, provided that Guarantees by the Issuer or any Pledgor and Guarantor of Indebtedness of any Subsidiary that is not a Pledgor and Guarantor shall be subject to Section 6.04;

                  (v) Indebtedness of the Issuer or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement) and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that the aggregate principal amount of Indebtedness permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding;

                  (vi) Indebtedness of the Issuer or any Subsidiary in respect of workers' compensation claims, self-insurance obligations, performance bonds, surety, appeal or similar bonds and completion guarantees provided by the Issuer and the Subsidiaries in the ordinary course of their business, provided that upon the incurrence of Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;

                  (vii) In each case with any consent required under the Revolving Loan Documentation (but only for so long as such Revolving Loan Documentation is in effect), Indebtedness in respect of a Permitted Receivables Financing, provided that the Net Proceeds resulting from the sale, transfer or other disposition of Receivables in connection with such Permitted Receivables Financing are applied in accordance with Section 4.01;

                  (viii) Indebtedness of the Issuer or any Subsidiary that was
         (A) Indebtedness of any other Person existing at the time such other Person was merged with or became a Subsidiary, including Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or becoming a Subsidiary, and extensions, renewals, refinancings and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (or commitments therefor) or result in an earlier maturity date or decreased weighted average life thereof, provided that the aggregate principal amount of Indebtedness permitted under this clause (viii) shall not exceed $5,000,000 at any time outstanding;

                  (ix) non-interest bearing Indebtedness not for borrowed money, in the nature of customer deposits; and

                  (x) other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding, provided that the aggregate principal amount of Indebtedness of the Subsidiaries that are not Pledgors and Guarantors permitted by this clause (x) shall not exceed $5,000,000 at any time outstanding.

                  (b) The Issuer will not, and will not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests, except that
(i) the Issuer may issue the Cumulative Preferred Stock; (ii) the Issuer may issue preferred stock or other preferred Equity Interests of the Issuer that do not require mandatory cash dividends or redemptions and do not provide for any right on the part of the holder to require redemption, repurchase or repayment thereof, in each case prior to the date that is 180 days after the Stated Maturity and (iii) the Issuer or any Subsidiary may issue directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or any Subsidiary.

                  SECTION 6.02. Liens. The Issuer will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created hereunder, under the Security Documents, under the Revolving Loan Documentation or to secure the Italian Notes;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Issuer or any Subsidiary existing on the Issue Date and set forth in Schedule 6.02, provided that (i) such Lien shall not apply to any other property or asset of the Issuer or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the Issue Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; any Lien existing on any property or asset prior to the acquisition thereof by the Issuer or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Issue Date prior to the time such Person becomes a Subsidiary, provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Issuer or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (iv) Liens on fixed or capital assets acquired, constructed or improved by the Issuer or any Subsidiary, provided that (A) such Liens secure Indebtedness permitted by clause (v) of Section 6.01(a) , (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (D) such security interests shall not apply to any other property or assets of the Issuer or any Subsidiary;

                  (v) sales of Receivables and Related Property (or undivided interests therein) permitted under Section 6.05(c) and Liens on Receivables of a Receivables Subsidiary granted in connection with any Permitted Receivables Financing;

                  (vi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights; and

                  (vii) statutory and common law Liens in favor of a landlord under leases to which the Issuer or any Subsidiary is a party.

                  SECTION 6.03. Fundamental Changes and Successor Issuers.

                  (a) The Issuer will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default shall have occurred and be continuing, the following transactions are permitted:

                  (i) any Person may merge with the Issuer in a transaction in which the surviving entity is a corporation, partnership, limited liability company or similar entity organized or existing under the laws of the United States of America, any State thereof or the District of Columbia, provided that if such surviving entity is not the Issuer, such Person (the "Successor Issuer") must expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee all the obligations of the Issuer under the Transaction Documents; and further provided that prior to the consummation of such transaction, the Issuer must provide the Trustee with an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture;

                  (ii) any Person may merge with any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that if a Pledgor and Guarantor is one of the parties in such a transaction, and the surviving entity is not the Pledgor and Guarantor, the surviving entity must be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such surviving entity must expressly assume, by execution of appropriate Transaction Documents (or counterparts or supplements thereto), executed and delivered to the Trustee and the Collateral Agent all the obligations of such Pledgor and Guarantor under the applicable Transaction Documents; and further provided that prior to the consummation of such transaction, the Issuer must provide the Trustee and the Collateral Agent with an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture and the other Transaction Documents; and

                  (iii) any Subsidiary (other than a Pledgor and Guarantor) may liquidate or dissolve if the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.08.

                  (b) The Issuer will not, and will not permit any of the Subsidiaries (other than a Receivables Subsidiary) to, engage to any material extent in any business other than businesses of the type conducted by the Issuer and the Subsidiaries on the Issue Date and businesses reasonably related thereto.

                  (c) No Receivables Subsidiary will engage in any business other than the purchase and sale or other transfer of Receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities directly related thereto.

                  (d) The Issuer will not permit MEMC International, Inc. to engage in any business or activity other than (i) the ownership of all of the outstanding shares of capital stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd. and Taisil Electronic Materials Corporation owned by MEMC International, Inc. on or after the Issue Date (the "Joint Venture Stock") and activities incidental thereto, and (ii) miscellaneous payroll and benefits activities relating to certain expatriate employees and certain management employees in foreign locations of the Issuer and its Subsidiaries. MEMC International, Inc. will not own or acquire any assets (other than the Joint Venture Stock) or incur any liabilities (other than liabilities under the Transaction Documents or the Revolving Loan Documentation, obligations under any stock option plans or other benefit plans for management or employees of the Issuer and its Subsidiaries, obligations under the shareholder or joint venture agreements and related ancillary agreements with respect to MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd. and/or Taisil Electronic Materials Corporation, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities). The Issuer will not permit MEMC International, Inc. to sell, transfer, lease or otherwise dispose of any or all of the Joint Venture Stock.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Issuer will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments and Guarantees of Indebtedness of Foreign Subsidiaries existing on the Issue Date and set forth on Schedule 6.04;

                  (c) investments by the Issuer and the Pledgors and Guarantors in Equity Interests in their respective Subsidiaries that are Pledgors and Guarantors and investments by Subsidiaries that are not Pledgors and Guarantors in Equity Interests in their respective Subsidiaries; provided that any such Equity Interests held by the Issuer or a Pledgor and Guarantor shall be pledged pursuant to the Pledge Agreement (subject to the limitations applicable to voting stock of a Foreign Subsidiary referred to in the definition of the term "Collateral and Guarantee Requirement");

                  (d) loans or advances made by the Issuer to any Subsidiary and made by any Subsidiary to the Issuer or any other Subsidiary provided that any such loans and advances made by the Issuer or a Pledgor and Guarantor shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement;

                  (e) Guarantees constituting Indebtedness permitted by Section
6.01 of Indebtedness of the Issuer or any Pledgor and Guarantor;

                  (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (g) Permitted Acquisitions, provided that the sum of all consideration paid or otherwise delivered in connection with Permitted Acquisitions (including the principal amount of any Indebtedness issued as deferred purchase price and the fair market value of any other non-cash consideration) plus the aggregate principal amount of all Indebtedness otherwise incurred or assumed in connection with, or resulting from, Permitted Acquisitions (including Indebtedness of any acquired Persons outstanding at the time of the applicable Permitted Acquisition) shall not exceed, on a cumulative basis subsequent to the Issue Date, $5,000,000;

                  (h) any investments in or loans to any other Person received as noncash consideration for sales, transfers, leases and other dispositions permitted by Section 6.05;

                  (i) Guarantees by the Issuer and the Subsidiaries of leases entered into by any Subsidiary as lessee;

                  (j) extensions of credit in the nature of accounts receivable or notes receivable in the ordinary course of business;

                  (k) investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

                  (l) loans or advances to employees made in the ordinary course of business consistent with prudent business practice and not exceeding $500,000 in the aggregate outstanding at any one time;

                  (m) investments in or acquisitions of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Subsidiary or in satisfaction of judgments;

                  (n) investments in the form of Hedging Agreements permitted under Section 6.07;

                  (o) investments by the Issuer or any Subsidiary in (i) the capital stock of a Receivables Subsidiary and (ii) other interests in a Receivables Subsidiary, in each case to the extent determined by the Issuer in its judgment to be reasonably necessary in connection with or required by the terms of the Permitted Receivables Financing;

                  (p) investments, loans, advances, guarantees and acquisitions resulting from a foreclosure by the Issuer or any Subsidiary with respect to any secured investment or other transfer of title with respect to any secured investment in default;

                  (q) investments, loans, advances, guarantees and acquisitions the consideration for which consists solely of shares of common stock of the Issuer;

                  (r) investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business; and

                  (s) other investments in an aggregate amount not to exceed $2,500,000 at any time outstanding.

                  SECTION 6.05. Asset Sales. The Issuer will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Issuer permit any of the Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business and the periodic clearance of aged inventory;

                  (b) sales, transfers and dispositions to the Issuer or a Subsidiary, provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Pledgor and Guarantor shall be made in compliance with
Section 6.09;

                  (c) the Issuer and the Subsidiaries may sell, without recourse (other than Standard Securitization Undertakings and retained interests), Receivables to a Receivables Subsidiary, and any Receivables Subsidiary may sell Receivables and Related Property or an undivided interest therein to any other Person, pursuant to any Permitted Receivables Financing, and convert or exchange Receivables and Related Property into or for notes receivable in connection with the compromise or collection thereof; and

                  (d) sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other part of this Section 6.05, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this part (d) shall not exceed $3,000,000 during any fiscal year of the Issuer; provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by part (b) above) shall be made for fair value and for consideration of at least 80% cash or cash equivalents.

                  SECTION 6.06. Sale and Leaseback Transactions. The Issuer will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 180 days after the Issuer or such Subsidiary acquires or completes the construction of such fixed or capital asset.

                  SECTION 6.07. Hedging Agreements. The Issuer will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Issuer or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) The Issuer will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) the Issuer may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock,
(ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock and (iii) the Issuer may make Restricted Payments, not exceeding $200,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Issuer and the Subsidiaries, including the redemption or purchase of capital stock of the Issuer held by former directors, management or employees of the Issuer or any Subsidiary following termination of their employment.

                  (b) The Issuer will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (i) payment of Indebtedness created under the Transaction Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness permitted under the Transaction Documents;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01;

                  (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

                  (v) payments in respect of any Permitted Receivables Facility.

                  SECTION 6.09. Transactions with Affiliates. The Issuer will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Issuer or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Issuer and the Pledgors and Guarantors not involving any other Affiliate, (c) to pay management, consulting and advisory fees to TPG or its Affiliates pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures, (d) payments of fees and expenses to TPG and its Affiliates in connection with the transactions contemplated under the Restructuring Agreement, the Revolving Loan Documentation and the Purchase Agreement, (e) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors of the Issuer, (f) the grant of stock options or similar rights to officers, employees, consultants and directors of the Issuer pursuant to plans approved by the board of directors of the Issuer and the payment of amounts or the issuance of securities pursuant thereto, (g) loans or advances to employees in the ordinary course of business consistent with prudent business practice, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, and (h) any Restricted Payment permitted by Section 6.08.

                  SECTION 6.10. Restrictive Agreements. The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Issuer or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Issuer or any other Subsidiary or to Guarantee Indebtedness of the Issuer or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Revolving Loan Documentation, (ii) the foregoing shall not apply to restrictions and conditions existing on the Issue Date and identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification if it expands the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) part (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) part (a) of the foregoing shall not apply to customary provisions in leases, technology licenses, confidentiality agreements and other contracts or agreements restricting the assignment thereof and (vi) the foregoing shall not apply to restrictions or conditions imposed on a Receivables Subsidiary in connection with a Permitted Receivables Financing.

                  SECTION 6.11. Amendment of Material Documents. (a) The Issuer will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents to the extent that such amendment, modification or waiver would be adverse to the Holders.

                  The Issuer will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under any Permitted Receivables Financing to the extent that such amendment, modification or waiver would be materially adverse to the Holders.

                  SECTION 6.12. Minimum Quarterly Consolidated EBITDA. The Issuer will not permit Consolidated EBITDA for any fiscal quarter to be less than the amount set forth opposite such fiscal quarter:

--------------------------------------------------------------------------------
               QUARTER                                 MINIMUM AMOUNT
--------------------------------------------------------------------------------
       Fourth Quarter of 2001                      negative $18.0 million
--------------------------------------------------------------------------------
        First Quarter of 2002                      negative $13.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2002                      negative $10.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2002                               Zero
--------------------------------------------------------------------------------
       Fourth Quarter of 2002                            $8.0 million
--------------------------------------------------------------------------------
        First Quarter of 2003                            $10 million
--------------------------------------------------------------------------------
       Second Quarter of 2003                           $16.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2003                           $19.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2003                           $25.0 million
--------------------------------------------------------------------------------
        First Quarter of 2004                           $27.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2004                           $30.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2004                           $33.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2004                           $35.0 million
--------------------------------------------------------------------------------
        First Quarter of 2005                           $37.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2005                           $40.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2005                           $42.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2005                           $44.0 million
--------------------------------------------------------------------------------
        First Quarter of 2006                           $46.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2006                           $48.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2006                           $50.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2006                           $52.0 million
--------------------------------------------------------------------------------
        First Quarter of 2007                           $54.0 million
--------------------------------------------------------------------------------
       Second Quarter of 2007                           $56.0 million
--------------------------------------------------------------------------------
        Third Quarter of 2007                           $58.0 million
--------------------------------------------------------------------------------
       Fourth Quarter of 2007                           $60.0 million
--------------------------------------------------------------------------------


                  SECTION 6.13. Minimum Monthly Consolidated Backlog. The Issuer will not permit Consolidated Backlog for any month to be less than the amount set forth opposite such month. Consolidated Backlog for any month shall, for the purposes of this Section 6.13, equal the arithmetic mean of the Consolidated Backlog for such month measured as of the close of business on each of the first five (5) Business Days in such month:

--------------------------------------------------------------------------------
               MONTH                                    MINIMUM AMOUNT
--------------------------------------------------------------------------------
           October 2001                           28.0 million square inches
--------------------------------------------------------------------------------
           November 2001                          29.0 million square inches
--------------------------------------------------------------------------------
           December 2001                          30.0 million square inches
--------------------------------------------------------------------------------
           January 2002                           30.0 million square inches
--------------------------------------------------------------------------------
           February 2002                          30.0 million square inches
--------------------------------------------------------------------------------
            March 2002                            31.0 million square inches
--------------------------------------------------------------------------------
            April 2002                            32.0 million square inches
--------------------------------------------------------------------------------
             May 2002                             32.0 million square inches
--------------------------------------------------------------------------------
             June 2002                            32.0 million square inches
--------------------------------------------------------------------------------
             July 2002                            36.0 million square inches
--------------------------------------------------------------------------------
            August 2002                           36.0 million square inches
--------------------------------------------------------------------------------
          September 2002                          36.0 million square inches
--------------------------------------------------------------------------------
           October 2002                           38.0 million square inches
--------------------------------------------------------------------------------
           November 2002                          38.0 million square inches
--------------------------------------------------------------------------------
           December 2002                          38.0 million square inches
--------------------------------------------------------------------------------
           January 2003                           49.0 million square inches
--------------------------------------------------------------------------------
           February 2003                          49.0 million square inches
--------------------------------------------------------------------------------
            March 2003                            49.0 million square inches
--------------------------------------------------------------------------------
            April 2003                            51.0 million square inches
--------------------------------------------------------------------------------
             May 2003                             51.0 million square inches
--------------------------------------------------------------------------------
             June 2003                            51.0 million square inches
--------------------------------------------------------------------------------
             July 2003                            51.0 million square inches
--------------------------------------------------------------------------------
            August 2003                           51.0 million square inches
--------------------------------------------------------------------------------
          September 2003                          51.0 million square inches
--------------------------------------------------------------------------------
           October 2003                           53.0 million square inches
--------------------------------------------------------------------------------
           November 2003                          53.0 million square inches
--------------------------------------------------------------------------------
           December 2003                          53.0 million square inches
--------------------------------------------------------------------------------
           January 2004                           58.0 million square inches
--------------------------------------------------------------------------------
           February 2004                          58.0 million square inches
--------------------------------------------------------------------------------
            March 2004                            58.0 million square inches
--------------------------------------------------------------------------------
            April 2004                            60.0 million square inches
--------------------------------------------------------------------------------
             May 2004                             60.0 million square inches
--------------------------------------------------------------------------------
             June 2004                            60.0 million square inches
--------------------------------------------------------------------------------
             July 2004                            60.0 million square inches
--------------------------------------------------------------------------------
            August 2004                           60.0 million square inches
--------------------------------------------------------------------------------
          September 2004                          60.0 million square inches
--------------------------------------------------------------------------------
           October 2004                           63.0 million square inches
--------------------------------------------------------------------------------
           November 2004                          63.0 million square inches
--------------------------------------------------------------------------------
           December 2004                          63.0 million square inches
--------------------------------------------------------------------------------
           January 2005                           68.0 million square inches
--------------------------------------------------------------------------------
           February 2005                          68.0 million square inches
--------------------------------------------------------------------------------
            March 2005                            68.0 million square inches
--------------------------------------------------------------------------------
            April 2005                            71.0 million square inches
--------------------------------------------------------------------------------
             May 2005                             71.0 million square inches
--------------------------------------------------------------------------------
             June 2005                            71.0 million square inches
--------------------------------------------------------------------------------
             July 2005                            71.0 million square inches
--------------------------------------------------------------------------------
            August 2005                           71.0 million square inches
--------------------------------------------------------------------------------
          September 2005                          71.0 million square inches
--------------------------------------------------------------------------------
           October 2005                           74.0 million square inches
--------------------------------------------------------------------------------
           November 2005                          74.0 million square inches
--------------------------------------------------------------------------------
           December 2005                          74.0 million square inches
--------------------------------------------------------------------------------
           January 2006                           74.0 million square inches
--------------------------------------------------------------------------------
           February 2006                          74.0 million square inches
--------------------------------------------------------------------------------
            March 2006                            74.0 million square inches
--------------------------------------------------------------------------------
            April 2006                            77.0 million square inches
--------------------------------------------------------------------------------
             May 2006                             77.0 million square inches
--------------------------------------------------------------------------------
             June 2006                            77.0 million square inches
--------------------------------------------------------------------------------
             July 2006                            77.0 million square inches
--------------------------------------------------------------------------------
            August 2006                           77.0 million square inches
--------------------------------------------------------------------------------
          September 2006                          77.0 million square inches
--------------------------------------------------------------------------------
           October 2006                           81.0 million square inches
--------------------------------------------------------------------------------
           November 2006                          81.0 million square inches
--------------------------------------------------------------------------------
           December 2006                          81.0 million square inches
--------------------------------------------------------------------------------
           January 2007                           83.0 million square inches
--------------------------------------------------------------------------------
           February 2007                          83.0 million square inches
--------------------------------------------------------------------------------
            March 2007                            83.0 million square inches
--------------------------------------------------------------------------------
            April 2007                            86.0 million square inches
--------------------------------------------------------------------------------
             May 2007                             86.0 million square inches
--------------------------------------------------------------------------------
             June 2007                            86.0 million square inches
--------------------------------------------------------------------------------
             July 2007                            89.0 million square inches
--------------------------------------------------------------------------------
            August 2007                           89.0 million square inches
--------------------------------------------------------------------------------
          September 2007                          89.0 million square inches
--------------------------------------------------------------------------------
           October 2007                           92.0 million square inches
--------------------------------------------------------------------------------
           November 2007                          92.0 million square inches
--------------------------------------------------------------------------------
           December 2007                          92.0 million square inches
--------------------------------------------------------------------------------

                  SECTION 6.14. Minimum Monthly Consolidated Revenue. The Issuer will not permit Consolidated Revenue for any month to be less than the amount set forth opposite such month:

--------------------------------------------------------------------------------
                MONTH                                 MINIMUM AMOUNT
--------------------------------------------------------------------------------
            October 2001                               $36.0 million
--------------------------------------------------------------------------------
            November 2001                              $37.0 million
--------------------------------------------------------------------------------
            December 2001                              $38.0 million
--------------------------------------------------------------------------------
            January 2002                               $38.5 million
--------------------------------------------------------------------------------
            February 2002                              $38.5 million
--------------------------------------------------------------------------------
             March 2002                                $38.5 million
--------------------------------------------------------------------------------
             April 2002                                $41.5 million
--------------------------------------------------------------------------------
              May 2002                                 $41.5 million
--------------------------------------------------------------------------------
              June 2002                                $41.5 million
--------------------------------------------------------------------------------
              July 2002                                $46.0 million
--------------------------------------------------------------------------------
             August 2002                               $46.0 million
--------------------------------------------------------------------------------
           September 2002                              $46.0 million
--------------------------------------------------------------------------------
            October 2002                               $50.0 million
--------------------------------------------------------------------------------
            November 2002                              $51.0 million
--------------------------------------------------------------------------------
            December 2002                              $52.0 million
--------------------------------------------------------------------------------
            January 2003                               $52.0 million
--------------------------------------------------------------------------------
            February 2003                              $52.0 million
--------------------------------------------------------------------------------
             March 2003                                $52.0 million
--------------------------------------------------------------------------------
             April 2003                                $54.0 million
--------------------------------------------------------------------------------
              May 2003                                 $54.0 million
--------------------------------------------------------------------------------
              June 2003                                $54.0 million
--------------------------------------------------------------------------------
              July 2003                                $55.0 million
--------------------------------------------------------------------------------
             August 2003                               $55.0 million
--------------------------------------------------------------------------------
           September 2003                              $55.0 million
--------------------------------------------------------------------------------
            October 2003                               $56.0 million
--------------------------------------------------------------------------------
            November 2003                              $56.0 million
--------------------------------------------------------------------------------
            December 2003                              $56.0 million
--------------------------------------------------------------------------------
            January 2004                               $61.0 million
--------------------------------------------------------------------------------
            February 2004                              $61.0 million
--------------------------------------------------------------------------------
             March 2004                                $61.0 million
--------------------------------------------------------------------------------
             April 2004                                $63.0 million
--------------------------------------------------------------------------------
              May 2004                                 $63.0 million
--------------------------------------------------------------------------------
              June 2004                                $63.0 million
--------------------------------------------------------------------------------
              July 2004                                $65.0 million
--------------------------------------------------------------------------------
             August 2004                               $65.0 million
--------------------------------------------------------------------------------
           September 2004                              $65.0 million
--------------------------------------------------------------------------------
            October 2004                               $67.0 million
--------------------------------------------------------------------------------
            November 2004                              $67.0 million
--------------------------------------------------------------------------------
            December 2004                              $67.0 million
--------------------------------------------------------------------------------
            January 2005                               $70.0 million
--------------------------------------------------------------------------------
            February 2005                              $70.0 million
--------------------------------------------------------------------------------
             March 2005                                $70.0 million
--------------------------------------------------------------------------------
             April 2005                                $72.0 million
--------------------------------------------------------------------------------
              May 2005                                 $72.0 million
--------------------------------------------------------------------------------
              June 2005                                $72.0 million
--------------------------------------------------------------------------------
              July 2005                                $74.0 million
--------------------------------------------------------------------------------
             August 2005                               $74.0 million
--------------------------------------------------------------------------------
           September 2005                              $74.0 million
--------------------------------------------------------------------------------
            October 2005                               $76.0 million
--------------------------------------------------------------------------------
            November 2005                              $76.0 million
--------------------------------------------------------------------------------
            December 2005                              $76.0 million
--------------------------------------------------------------------------------
            January 2006                               $78.0 million
--------------------------------------------------------------------------------
            February 2006                              $78.0 million
--------------------------------------------------------------------------------
             March 2006                                $78.0 million
--------------------------------------------------------------------------------
             April 2006                                $80.0 million
--------------------------------------------------------------------------------
              May 2006                                 $80.0 million
--------------------------------------------------------------------------------
              June 2006                                $80.0 million
--------------------------------------------------------------------------------
              July 2006                                $82.0 million
--------------------------------------------------------------------------------
             August 2006                               $82.0 million
--------------------------------------------------------------------------------
           September 2006                              $82.0 million
--------------------------------------------------------------------------------
            October 2006                               $84.0 million
--------------------------------------------------------------------------------
            November 2006                              $84.0 million
--------------------------------------------------------------------------------
            December 2006                              $84.0 million
--------------------------------------------------------------------------------
            January 2007                               $86.0 million
--------------------------------------------------------------------------------
            February 2007                              $86.0 million
--------------------------------------------------------------------------------
             March 2007                                $86.0 million
--------------------------------------------------------------------------------
             April 2007                                $88.0 million
--------------------------------------------------------------------------------
              May 2007                                 $88.0 million
--------------------------------------------------------------------------------
              June 2007                                $88.0 million
--------------------------------------------------------------------------------
              July 2007                                $90.0 million
--------------------------------------------------------------------------------
             August 2007                               $90.0 million
--------------------------------------------------------------------------------
           September 2007                              $90.0 million
--------------------------------------------------------------------------------
            October 2007                               $92.0 million
--------------------------------------------------------------------------------
            November 2007                              $92.0 million
--------------------------------------------------------------------------------
            December 2007                              $92.0 million
--------------------------------------------------------------------------------

                  SECTION 6.15. Capital Expenditures. The Issuer and its Subsidiaries shall not incur or make Capital Expenditures in an amount exceeding $15,000,000 during the fourth fiscal quarter of 2001, $45,000,000 during fiscal year of 2002, $50,000,000 during fiscal year 2003, $55,000,000 during fiscal year 2004, $55,000,000 during fiscal year 2005, $55,000,000 during fiscal year 2006 and $55,000,000 during fiscal year 2007.

                                    ARTICLE 7
                              DEFAULTS AND REMEDIES

                  SECTION 7.01. Events of Default. Each of the following shall constitute an "Event of Default", whether occurring voluntarily, involuntarily, by operation of law, pursuant to any judgment, decree or order of any court or in compliance with any order, rule or regulation of any or Governmental
Authority:

                  (a) the Issuer (i) shall fail to pay any principal of, or interest on, any Note when and as the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise, or (ii) shall fail to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

                  (b) any representation or warranty made or deemed to be made by or on behalf of the Issuer or any Pledgor or Guarantor in any Transaction Document, or in any certificate or other document furnished pursuant to or in connection with, any Transaction Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (c) the Issuer shall fail to observe or perform any covenant, condition or agreement contained in Section 5.04, Section 5.05 (with respect to the existence of the Issuer) or in Article 6;

                  (d) the Issuer or any Pledgor and Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Indenture, in any Note or in any Security Document, as applicable (other than those covenants, conditions and agreements specified in parts (a), (b) or (c) of this Section 7.01) and such failure shall continue for 30 days after receipt of a Notice of Default;

                  (e) the Issuer or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable after giving effect to any applicable grace period with respect thereto;

                  (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this part (i) shall not apply to secured Indebtedness that become due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness and further provided that this part (i) shall not apply to any Revolver Obligations that becomes due, or subject to prepayment, repurchase, redemption or defeasance prior to scheduled maturity, solely as a result of a Change of Control;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Issuer or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Issuer or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in part (g) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Issuer or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) the Issuer or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $2,500,000 (net of amounts covered by insurance as to which the insurer has admitted liability in writing) shall be rendered against the Issuer, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Issuer or any Subsidiary to enforce any such judgment;

                  (k) an ERISA Event shall have occurred that, in the opinion of the Holders of a majority (by aggregate principal amount) of the Notes, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Issuer or any Pledgor and Guarantor not to be, a valid and perfected Lien on Collateral having, in the aggregate, a value in excess of $500,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted hereunder,
(ii) any action taken by the Collateral Agent to release any such Lien in compliance with the provisions of this Indenture or any Security Agreement or
(iii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

                  (m) any default or other event shall have occurred under any document governing any Permitted Receivables Financing if the effect of such default or other event is to cause the termination of such Permitted Receivables Financing.

                  A Default under part (d) of this Section 7.01 shall not be an Event of Default until (i) the Holders of at least a majority, by aggregate principal amount, of the Notes notify the Issuer, the Collateral Agent and the Trustee, and (ii) the Issuer or the relevant Pledgor and Guarantor, as applicable, fails to cure such Default within the time period specified under part (d). A notice given pursuant to clause (i) of the foregoing sentence must be given in writing and must specify the Default, demand that it be remedied and state that it constitutes a "Notice of Default".

                  SECTION 7.02. Acceleration.

                  (d) If an Event of Default (other than an Event of Default specified in Section 7.01(g) or (h) with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least a majority by aggregate principal amount of the Notes, by notice to the Issuer, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 7.01(g) or (h) with respect to the Issuer occurs, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee, the Collateral Agent or any Holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  (e) In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 7.01(e) or (f), the declaration of acceleration of the Notes shall be automatically annulled if the holders of any such Indebtedness have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such acceleration and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

                  SECTION 7.03. Other Remedies.

                  (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 7.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive on behalf of the Holders of all of the Notes an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 10.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 7.05. Control by Majority. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 8.01, that the Trustee determines is prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 7.06. Limitation on Suits.

                  (a) Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

                  (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least a majority, by aggregate principal amount, of the Notes make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 7.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 7.08. Collection Suit by Trustee. If an Event of Default specified in Section 7.01(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 8.07.

                  SECTION 7.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer, any Subsidiary or any Pledgor and Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 8.07.

                  SECTION 7.10. Priorities. If the Trustee collects any money or property pursuant to this Article 7, it shall pay out the money or property in the following order:

                  FIRST: to the Collateral Agent for amounts due under Article 11 and to the Trustee for amounts due under Section 8.07;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD: to the Issuer.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

                  SECTION 7.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.07 or a suit by Holders of more than 10% in principal amount of the Notes.

                  SECTION 7.12. Waiver of Stay or Extension Laws. Neither the Issuer nor any Pledgor and Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer and each Pledgor and Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 8
                                   THE TRUSTEE

                  SECTION 8.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, with respect to certificates and opinions specifically required to be furnished to it hereunder, the Trustee shall examine the certificates and opinions to determine whether or not they substantially conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.05; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 8.01.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 8.02. Rights of Trustee.

                  (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                  (e) The Trustee may consult with counsel of its own selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

                  (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  SECTION 8.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

                  SECTION 8.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Security Document or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer or any Pledgor and Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 7.01(b), (c), (d), (e), (f), (i), (j), (k), (l) or (m) or of the
identity of any Subsidiary unless a Trust Officer of the Trustee shall have actually received notice thereof in accordance with Section 13.02 hereof from the Issuer, any Pledgor and Guarantor or any Holder.

                  SECTION 8.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 8.06. Reports by Trustee to Holders. Within 60 days after each August 15th beginning with August 15, 2002, the Trustee shall mail to each Holder a brief report dated as of such August 15th that complies with
Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Issuer agree to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  SECTION 8.07. Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time reasonable compensation for its services hereunder as the Issuer and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall fully indemnify the Trustee and any predecessor Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys' fees) incurred by or in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Pledgor and Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer's expense in the defense. The Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee's defense and, in the reasonable judgment of the Trustee's outside counsel, there is no conflict of interest between the Issuer, on the one hand, and the Trustee, on the other hand, in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee as determined by a court of competent jurisdiction to have been caused by its own willful misconduct, negligence or bad faith.

                  To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

                  The Issuer's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 7.01(g) or (h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under applicable bankruptcy, insolvency, receivership or similar law.

                  SECTION 8.08. Replacement of Trustee. (a) The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 8.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

                  (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

                  (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 8.07.

                  (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (e) If the Trustee fails to comply with Section 8.10, unless the Trustee's duty to resign is stayed as provided in TIA ss.310(b), any Holder who has been a bona fide holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (f) Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 8.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 8.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 8.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ss. 310(b), subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of TIA ss.310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

                  SECTION 8.11. Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

                                    ARTICLE 9
                              DISCHARGE; DEFEASANCE

                  SECTION 9.01. Discharge of Liability on Notes; Defeasance.

                  (a) Subject to Section 9.01(c), when (i) all outstanding Notes (other than Notes replaced or paid pursuant to Section 2.09) have been canceled or delivered to the Trustee for cancellation or (ii) all outstanding Notes not previously delivered for cancellation have become due and payable, whether at maturity or as a result of redemption pursuant to Article 3 or 4 hereof, and the Issuer irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay the principal of and interest on the outstanding Notes when due at maturity or upon redemption, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.08), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

                  (b) Subject to Sections 9.01(c) and 9.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture ("legal defeasance option") and (ii) its obligations under Section 5.03, Section 5.04, Sections 5.06 through and including Section 5.11, Section 6.01, Section 6.02, and Sections 6.04 through and including Section 6.15 and the operation of part (d), (e), (f), (j), (k) or (m) of Section 7.01 ("covenant defeasance option"). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of the covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture by exercising the legal defeasance option, the obligations under the Security Documents shall each be terminated simultaneously with the termination of such obligations.

                  If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in part (d), (e), (f), (j),
(k) or (m) of Section 7.01.

                  Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

                  (c) Notwithstanding the provisions of Sections 9.01(a) and 9.01(b), the obligations of the Issuer in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 8.07, 8.08 and in this Article 9 shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer in Sections 8.07, 9.04 and 9.05 shall survive such satisfaction and discharge.

                  SECTION 9.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or covenant defeasance option only if:

                  (i) the Issuer irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal, premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

                  (ii) the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 7.01(g) or (h) with respect to the Issuer occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other agreement binding on the Issuer;

                  (v) the Issuer delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that
         (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (viii) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as set forth in this Article 9 have been complied with.

                  (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

                  SECTION 9.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 9. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

                  SECTION 9.04. Repayment to the Issuer. The Trustee and the Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

                  The Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee, and the Paying Agent shall have no further liability with respect to such monies.

                  SECTION 9.05. Indemnity for Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 9.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 9 by reason of any legal proceeding or by reason of any order or judgment of any Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 9; provided, however, that, if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE 10
                                   AMENDMENTS

                  SECTION 10.01. Without Consent of Holders. The Issuer and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to allow a Successor Issuer to assume obligations hereunder pursuant to, and in compliance with, Section 6.03(a)(i);

                  (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                  (iv) to add additional Guarantees with respect to the Notes;

                  (v) to pledge additional Collateral as security for the Notes;

                  (vi) to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

                  (vii) to comply with any requirement of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (viii) to make any change that does not adversely affect the rights of any Holder.

                  After an amendment under this Section becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 10.01.

                  SECTION 10.02. With Consent of Holders. (a) The Issuer and the Trustee may amend this Indenture or the Notes (or waive any provision of the covenants contained in this Indenture) without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes). However, without the consent of each Holder affected, an amendment or waiver may not:

                  (i) reduce the amount of Notes whose Holders must consent to an amendment;

                  (ii) reduce the rate of or extend the time for payment of interest on any Note;

                  (iii) reduce the principal of or extend the Stated Maturity of any Note;

                  (iv) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article 3;

                  (v) make any Note payable in currency other than that stated in the Note;

                  (vi) impair the right of any Holder to receive payment of principal of, and interest on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (vii) make any change in Section 7.04 or 7.07 or the second sentence of paragraph (a) of this Section 10.02; or

                  (viii) amend the Security Documents or modify the Collateral and Guarantee Requirement, in each case, in any manner materially adverse to the Holders.

                  (b) It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  (c) After an amendment under this Section 10.02 becomes effective, the Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 10.02.

                  SECTION 10.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

                  SECTION 10.04. Revocation and Effect of Consents and Waivers.
(a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

                  (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 10.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and, upon Issuer Order, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

                  SECTION 10.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 10 if the amendment does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 8.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Issuer enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 10.03).

                  SECTION 10.07. Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 11
                            SECURITY; NOTE GUARANTEES

                  SECTION 11.01. Collateral and Guarantee Requirement. Prior to the issuance of the Notes on the Issue Date, and for so long as any Note remains outstanding, the Issuer shall execute, and cause its Domestic Subsidiaries to execute, the Security Documents and shall take any other steps necessary to cause the Collateral and Guarantee Requirement to be satisfied.

                  SECTION 11.02. Regarding the Collateral Agent. (a) The Trustee, on behalf of the Secured Parties, hereby appoints Citicorp USA, Inc. to act as Collateral Agent under this Indenture and the Security Documents, provided however that for so long as any Revolver Obligations are outstanding, the same Person shall act as Collateral Agent under both the Security Documents and the Revolving Loan Documentation. The Trustee on behalf of itself and the Secured Parties hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof and of the Security Documents, together with such actions and powers as are reasonably incidental thereto.

                  (b) The Person serving as Collateral Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Issuer or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder and may accept fees and other consideration from the Issuer for services in connection with this Indenture, the Security Documents or otherwise without having to account for the same to the Trustee or the Holders.

                  (c) The Collateral Agent shall not have any duties or obligations except those expressly set forth in this Indenture and the Security Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by this Indenture and the Security Documents that the Collateral Agent is required to exercise in writing by the Trustee or such number or percentage of the Holders as shall be necessary under the circumstances as provided in Article 10, and (iii) except as expressly set forth in this Indenture and the Security Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Issuer or any of the Subsidiaries that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Trustee or such number or percentage of the Holders as shall be necessary under the circumstances as provided in Article 10 or otherwise in the absence of its own gross negligence or willful misconduct as determined in a final judgment by a court of competent jurisdiction. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Issuer or the Trustee, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Indenture or any Security Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Indenture or any Security Document, (iv) the validity, enforceability, effectiveness or genuineness of this Indenture or any Security Document or any other agreement, instrument or document, or the validity, perfection, or priority of any Lien created by any of the Security Documents, or (v) the satisfaction of any condition set forth in this Indenture or any Security Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

                  (d) The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Issuer), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  (e) The Collateral Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents or attorneys-in-fact appointed by the Collateral Agent. The Collateral Agent and any such sub-agent or attorney-in-fact may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent or attorney-in-fact and to the Related Parties of the Collateral Agent and any such sub-agent or attorney-in-fact.

                  (f) Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Trustee and the Issuer and may be removed at any time with or without cause by the Holders of a majority in principal amount of the Notes. Upon any such resignation, the Holders of a majority in principal amount of the Notes shall have the right, in consultation with the Issuer, to appoint a successor. If no successor shall have been so appointed by such Holders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Trustee and the Holders, appoint a successor Collateral Agent that shall have an office in New York, New York. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Security Documents. The fees payable by the Issuer to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and attorneys-in-fact and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent. Notwithstanding the foregoing, any successor Collateral Agent must meet the requirements of Section 11.02(a).

                  (g) Except for action expressly required of the Collateral Agent by this Indenture and the Security Documents, the Collateral Agent shall in all cases be fully justified in failing or refusing to act thereunder unless it shall receive further assurances to its satisfaction from the Holders of their indemnification obligations under Section 11.02(i) in respect of such action.

                  Without limiting the foregoing, the Collateral Agent shall not be required to, and shall not, take any action to enforce any of its or the Trustee's or Holders' rights under, nor waive or amend any provision of, this Indenture or any Security Document or any Collateral, nor give any notice or make any request or demand or filing thereunder, except in each instance as and to the extent instructed to do so by the Trustee or such number or percentage of the Holders as shall be necessary under the circumstances as provided in Article 10, and the Collateral Agent shall have no liability for failure to take any action in the absence of such instructions, provided that the Collateral Agent will promptly send to the Trustee a copy of each notice, request or other document delivered to the Collateral Agent pursuant to the terms of this Indenture and the Security Documents and will take such actions contemplated by this Indenture and the Security Documents as the Trustee and such number or percentage of the Holders as shall be necessary under the circumstances as provided in Article 10 may reasonably instruct, except that nothing herein or in any Security Document shall require the Collateral Agent to take any action that in the reasonable opinion of the Collateral Agent would be contrary to the terms of this Indenture or any Security Document or applicable law or subject the Collateral Agent to personal liability.

                  (h) The Issuer shall pay (i) all reasonable out-of-pocket expenses incurred by the Collateral Agent and its Affiliates, including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for the Collateral Agent, in connection with the preparation of this Indenture and the Security Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel for the Collateral Agent in connection with the enforcement or protection of its rights in connection with this Indenture and the Security Documents, including its rights under this Article.

                  (i) The Issuer shall indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Indenture, the Notes and any Security Document or any other agreement or instrument contemplated thereby, the performance by the parties to such documents of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds from the sale of any Note, (iii) any presence, Release or threatened Release of Hazardous Materials on, at, under or from any Mortgaged Property or any other property currently or formerly owned or operated by the Issuer or any of the Subsidiaries, or any Environmental Liability related in any way to the Issuer or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Person of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

                  (j) To the extent permitted by applicable law, the Issuer shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Indenture, the Security Documents or any agreement or instrument contemplated hereby or thereby.

                                   ARTICLE 12
                                  SUBORDINATION

                  SECTION 12.01. Agreement to Subordinate. The Issuer agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of the Revolver Obligations and that the subordination is for the benefit of and enforceable by the lenders under the Revolver Obligations. The Notes shall in all respects rank senior to all existing and future Indebtedness of the Issuer other than the Revolver Obligations; and only Indebtedness in relation to the Revolver Obligations shall rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article 12 shall be subject to Section 12.12.

                  SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Issuer to its creditors upon a total or partial liquidation or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

                  (a) lenders under the Revolver Obligations shall be entitled to receive payment in full of such Revolver Obligations before Holders shall be entitled to receive any payment of principal of or interest on the Notes; and

                  (b) until the Revolver Obligations are paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to lenders under such Revolver Obligations as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Revolver Obligations to at least the same extent as the Notes.

                  SECTION 12.03. Default on Revolver Obligations. (a) The Issuer may not pay the principal of, premium (if any) or interest on the Notes, make any deposit pursuant to Section 9.01 or otherwise repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if (i) any amount under the Revolver Obligations is not paid when due or (ii) any other default on such Revolver Obligations occurs and the maturity of such Revolver Obligations is accelerated in accordance with the relevant terms of the Revolving Loan Documentation unless, in either case, (A) the default has been cured or waived and any such acceleration has been rescinded or (B) such Revolver Obligations have been paid in full; provided, however, that the Issuer may pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of such creditors with respect to which either of the events set forth in clause (i) or (ii) of this sentence has occurred and is continuing.

                  (b) During the continuance of any default (other than a default described in clause (i) or (ii) of part (a) of this Section 12.03) with respect to any Revolver Obligations pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such default from the Representative of such Revolver Obligations specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Issuer from such Representative, (ii) by repayment in full of such Revolver Obligations or
(iii) because no default with respect to any Revolver Obligations is continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of part (a) of this Section 12.03), the Issuer may resume payments on the Notes after the end of such Payment Blockage Period, unless the lenders under such Revolver Obligations or the Representative of such lenders shall have accelerated the maturity of such Revolver Obligations, and such Revolver Obligations have not been repaid in full.

                  (c) Not more than one Blockage Notice may be given in any period of 360 consecutive days, irrespective of the number of defaults during such period. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

                  SECTION 12.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Trustee (provided, that the Trustee shall have received written notice from the Issuer or a Representative identifying the Revolver Obligations for which such Representative is so designated, on which notice the Trustee shall be entitled to rely conclusively) shall promptly notify the lenders under the relevant Revolver Obligations (or their Representative) of the acceleration. If any such Revolver Obligation is outstanding, the Issuer may not pay the Notes until five Business Days after such creditors or their Representative receive notice of such acceleration and, thereafter, may pay the Notes only if this Article 12 otherwise permits payment at that time.

                  SECTION 12.05. When Distribution Must Be Paid Over. If a payment or distribution is made to Holders that because of this Article 12 should not have been made to them, any Holder who receive such a payment or distribution shall hold it in trust for lenders under the relevant Revolver Obligations and pay it over to such lenders as their interests may appear.

                  SECTION 12.06. Subrogation. After all Revolver Obligations are paid in full and for so long as any Note remains outstanding, Holders shall be subrogated to the rights of lenders under the Revolver Obligations to receive distributions applicable to Revolver Obligations. A distribution made under this
Article 12 to holders of such Revolver Obligations which otherwise would have been made to Holders is not, as between the Issuer and Holders, a payment by the Issuer on such Revolver Obligations.

                  SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Holders and lenders under such Revolver Obligations. Nothing in this Indenture shall:

                  (a) impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                  (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of lenders under Revolver Obligations to receive distributions otherwise payable to Holders.

                  SECTION 12.08. Subordination May Not Be Impaired by Issuer. No right of any lender under the Revolver Obligations to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

                  SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding Section 12.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. The Issuer, the Registrar, the Paying Agent, a Representative or a lender under Revolver Obligations may give such notice; provided, however, that, if a lender under Revolver Obligations has a Representative, only the Representative may give such notice.

                  The Trustee in its individual or any other capacity may be a lender under Revolver Obligations with the same rights it would have if it were not Trustee. The Registrar, the Paying Agent and the Collateral Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any lender under Revolver Obligations which may at any time be held by it, to the same extent as any other lender under such Revolver Obligations; and nothing in Article 8 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.07 or any other Section of this Indenture.

                  SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to a lender under Revolver Obligations, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

                  SECTION 12.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 9 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Revolver Obligation or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to the Issuer or any lender under the Revolver Obligations or any other creditor of the Issuer.

                  SECTION 12.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the lenders under Revolver Obligations for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the lenders under Revolver Obligations and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a lender under Revolver Obligations to participate in any payment or distribution pursuant to this
Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Revolver Obligations owed to such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 8.01 and 8.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

                  SECTION 12.14. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the lenders under Revolver Obligations as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 12.15. Trustee Not Fiduciary for Lenders under Revolver Obligations. The Trustee shall not be deemed to owe any fiduciary duty to the lenders under Revolver Obligations and shall not be liable to any such creditors if it shall mistakenly pay over or distribute to Holders or the Issuer or any other Person, money or assets to which lenders under Revolver Obligations shall be entitled by virtue of this Article 12 or otherwise.

                  SECTION 12.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to any lender under Revolver Obligations, whether the Indebtedness under such Revolver Obligation was created or acquired before or after the issuance of the Notes, to extend and continue to extend, or to continue to extend, such Revolver Obligations and such lender under Revolver Obligations shall be deemed conclusively to have relied on such subordination provisions in extending and continuing to extend, or in continuing to extend, such Revolver Obligations.

                                   ARTICLE 13
                                  MISCELLANEOUS

                  SECTION 13.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, TIA ss.ss. 310 to 318, inclusive, such imposed duties or incorporated provision shall control.

                  SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person, sent by facsimile or mailed by first-class mail addressed as follows:

                          if to the Issuer:
                          MEMC Electronic Materials, Inc.
                          501 Pearl Drive (City of O'Fallon)
                          St. Peters,  Missouri  63376
                          Attention: Treasurer

                          if to the Trustee:

                          Citibank, N.A.
                          111 Wall Street, 14th Fl.
                          New York,  NY 10005
                          Attention: Citibank Agency & Trust - Nancy Forte

                          if to the Collateral Agent:

                          Citicorp USA, Inc.
                          2 Penns Way, Suite 200
                          New Castle, DE 19720

                          Attention: David Grabar
                          (Telecopy: (302) 894-6120)

                  The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 13.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture (other than a request to authenticate the Notes in accordance with this Indenture), the Issuer shall furnish to the Trustee:

                  (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 5.03) shall include:

                  (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

                  SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Pledgor and Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or any Pledgor and Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

                  SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 13.08. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the immediately preceding Business Day, and no interest shall accrue for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

                  SECTION 13.09. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 13.10. No Recourse Against Others. No director, officer, employee, stockholder or member, as such, of the Issuer or any of the Pledgors and Guarantors, shall have any liability for any obligations of the Issuer or any of the Pledgors and Guarantors under the Notes, this Indenture or the Security Documents, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

                  SECTION 13.11. Successors. All agreements of the Issuer and each Pledgor and Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        MEMC ELECTRONIC MATERIALS, INC.


                                        By: /s/ James M. Stolze
                                            ------------------------------------
                                            Name: James M. Stolze
                                            Title: Executive Vice President,
                                                   Chief Financial Officer




                                        By: /s/ Kenneth L. Young
                                            ------------------------------------
                                            Name: Kenneth L. Young
                                            Title: Treasurer

                                        Citibank, N.A.,

                                        as Trustee

                                        By: /s/ Nancy Forte
                                            ------------------------------------
                                            Name: Nancy Forte
                                            Title: Assistant Vice President

                                        Citicorp USA, Inc.,

                                        as Collateral Agent.

                                        By: /s/ Edward T. Crook
                                            ------------------------------------
                                            Name: Edward T. Crook
                                            Title: Managing Director and
                                                   Vice President

                                    SCHEDULES



Schedule 1.01            Mortgaged Properties

Schedule 6.01            Existing Indebtedness

Schedule 6.02            Existing Liens

Schedule 6.04            Existing Investments

Schedule 6.10            Existing Restrictions

                                                                       EXHIBIT A



                             [FORM OF FACE OF NOTE]

                            [Restricted Notes Legend]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                            [Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                  $__________

                    Senior Subordinated Secured Note Due 2007



                  MEMC Electronic Materials, Inc., a Delaware corporation (the "Issuer"), promises to pay to [_______________], or registered assigns, the
principal sum of    Dollars plus interest accrued thereon and other sums, if
any, in relation thereto on November 13, 2007 or upon redemption or prepayment pursuant to the Indenture dated as of November 13, 2001 (the "Indenture"), among the Issuer, Citibank, N.A., as trustee (the "Trustee") and the Collateral Agent named therein (the "Collateral Agent").

                  Each Holder, by accepting a Note, agrees that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in Article 12 of the Indenture, to the prior payment in full of the Revolver Obligations and that the subordination is for the benefit of and enforceable by the lenders under such Revolver Obligations. The Notes shall in all respects rank senior to all existing and future Indebtedness of the Issuer other than the Revolver Obligations; and only Indebtedness in relation to the Revolver Obligations shall rank senior to the Notes in accordance with the provisions set forth in the Indenture.

                  Additional provisions of this Note are set forth on the reverse of this Note.

                  IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                     MEMC Electronic Materials, Inc.

                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     by
                                        ----------------------------------------
                                        Name:
                                        Title:

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Citibank, N.A., as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:
    ------------------------------
         Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                    Senior Subordinated Secured Note Due 2007


1.  Interest

                  MEMC Electronic Materials, Inc., a Delaware corporation (the "Issuer"), for value received, hereby promises to pay, upon presentation and surrender of this Note on November 13, 2007 or upon redemption or prepayment pursuant to the Indenture referred to below (the "Stated Maturity"), the principal amount of this Note, together with interest on such principal amount calculated at the applicable rates set forth in the chart below (the "Interest Rate"):

Dates                                                    Interest Rate Per Annum
--------------------------------------------------------------------------------

From and including Issue Date to but excluding November 13, 2003..............8%
From and including November 13, 2003 through Stated Maturity.................14%


                  Accumulated interest shall be added to the principal amount of this Note on November 13 of each year (or if any such date is not a Business Day, on the Business Day immediately preceding such day), commencing November 13, 2002 (each such date, a "Period End Date", and each period from, and including one Period End Date to, but excluding, the next Period End Date, an "Accrual Period;" provided that that the initial Accrual Period will commence on, and include, the Issue Date). On each Period End Date, the interest payable in respect of the most recent Accrual Period shall be calculated by the Paying Agent and added to the principal amount of this Note and, during the following Accrual Period, the resulting principal amount shall be used by the Paying Agent in calculating interest due in respect of such Accrual Period. Interest shall accumulate and be calculated on the basis of a year of a 360-day year consisting of twelve 30-day months.

                  Notwithstanding the foregoing paragraph, at any time after November 13, 2005, the Holders of a majority (by aggregate principal amount) of the Notes may direct, by written consent, that interest earned during the then-current Accrual Period shall be due and payable in cash on the Period End Date next following such written direction; provided, however that any such notice must be provided to the Issuer, the Trustee and the Registrar and Paying Agent at least sixty (60) days prior to the relevant Period End Date. Unless such written direction has been given, interest shall continue to accrue and be added to principal in the manner and on the dates set forth in the previous paragraph.

                  All interest calculations shall be determined by the Paying Agent in accordance with the terms of the Indenture and this Notes, and such determination shall be prima facie evidence thereof absent manifest error.

2.  Method of Payment

                  Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Issuer will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

                  Initially, Citibank, N.A., a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuer or any of its wholly owned Domestic Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

                  The Issue issued the Notes under an Indenture dated as of November 13, 2001 (the "Indenture"), among the Issuer, the Trustee and the Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

                  The Notes are senior subordinated secured obligations of the Issuer limited to $50,000,000 in aggregate principal amount at any one time outstanding (subject to Sections 2.09 and 2.10 of the Indenture and subject to interest accrued and added to such principal amount on any Period End Date). This Note is one of the Notes referred to in the Indenture, which are treated as a single class of securities under the Indenture.

                  Each Holder, by accepting a Note, agrees that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in Article 12 of the Indenture, to the prior payment in full of the Revolver Obligations and that the subordination is for the benefit of and enforceable by the lenders under such Revolver Obligations. The Notes shall in all respects rank senior to all existing and future Indebtedness of the Issuer other than the Revolver Obligations; and only Indebtedness in relation to the Revolver Obligations shall rank senior to the Notes in accordance with the provisions set forth in the Indenture.

                  The Indenture imposes certain limitations on the ability of the Issuer and its Subsidiaries to, among other things, incur Indebtedness or Liens, issue or sell certain preferred Equity Interests, make certain Investments and other Restricted Payments, make asset dispositions, enter into certain Hedging Arrangements or sale and leaseback transactions and enter into consensual restrictions upon the payment of certain dividends and distributions by the Issuer or its Subsidiaries. The Indenture also imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person.

                  To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Issuer under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, the Issuer and the Pledgors and Guarantors have, according to the terms of the Guarantee Agreement and the other Security Documents, jointly and severally, unconditionally guaranteed the Indenture Obligations on a senior subordinated basis and have pledged, pursuant to the terms of the Security Documents, certain Collateral as security for the Indenture Obligations.

                  The Notes constitute unconditional obligations of the Issuer, secured as set forth in the Security Documents and entitled to benefit from the Guarantees under the conditions, and subject to the limitations, set forth in the Guarantee Agreement and the other Security Documents. The Indenture Obligations shall be subordinate in right of payment to the Revolver Obligations and senior in right of payment to all other obligations of the Issuer.

5.  Optional Redemption

                  The Notes shall not be redeemable at the option of the Issuer prior to November 13, 2005. On or after such date, on one or more occasions, the Notes shall be redeemable at the option of the Issuer, in whole and not in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period commencing on November 13 of the years set forth below.

Year                                                            Redemption Price
--------------------------------------------------------------------------------

2005......................................................................105.0%
2006......................................................................102.5%

6.  Sinking Fund

                  The Notes are not subject to any sinking fund.

7.  Notice of Redemption

                  Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

8.  Redemption at the Option of Holders upon the Occurrence of Certain Events

                  In accordance with, and subject to the limitations set forth in, Section 4.01 of the Indenture, the Issuer will be required to offer to redeem Notes upon the receipt of proceeds from Early Redemption Events, including certain asset sales, certain casualty events, the incurrence of Indebtedness and the issuance of Equity Interests.

                  Upon a Change of Control, any Holder of Notes will have the right, in accordance with, and subject to the limitations set forth in Section
4.02 of the Indenture, to cause the Issuer to repurchase all or any part of the Notes of such Holder at a purchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

9.  Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

                  Except as provided in paragraph 2 hereof, the registered Holder of this Note may be treated as the owner of it for all purposes.

11. Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuer at their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuer and not to the Trustee for payment.

12. Discharge and Defeasance

                  Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment; Waiver

                  Subject to certain exceptions set forth in the Indenture, (a) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (b) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Issuer and the Trustee may amend the Indenture or the Notes (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to allow a Successor Issuer to assume obligations under the Indenture pursuant to, and in compliance with, Section 6.03(a)(i) thereof; (iii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iv) to add additional Guarantees with respect to the Notes; (v) to pledge additional Collateral as security for the Notes; (vi) to add to the covenants of the Issuer or to surrender rights and powers conferred on the Issuer; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Holder.

14. Defaults and Remedies

                  If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of a majority, by aggregate principal amount, of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

                  If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least a majority, by aggregate principal amount, of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15. Trustee Dealings with the Issuer

                  Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

                  No director, officer, employee, stockholder or member, as such, of the Issuer or any of the Pledgors and Guarantors, shall have any liability for any obligations of the Issuer or any of the Pledgors and Guarantors under the Notes, the Indenture or the Security Documents, as applicable, or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

17. Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

18. Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19. Governing Law

                  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. CUSIP and ISIN Numbers

                  The Issuer may have caused CUSIP and ISIN numbers to be printed on the Notes and directed the Trustee to use such CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below:

I or we assign and transfer this Note to


              (Print or type assignee's name, address and zip code)

and irrevocably appoint              agent to transfer this Note on the books of
the Issuer.  The agent may substitute another to act for him.

_________________________________________________________________

Date: ________________ Your Signature: __________________________


_________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  To elect to have this Note purchased by the Issuer pursuant to
Section 4.01 (Early Redemption Event) or 4.02 (Change of Control) of the Indenture, please check the appropriate box:


         Early Redemption Event [ ]         Change of Control [ ]

                  To elect to have only a portion of this Note purchased by the Issuer pursuant to Section 4.01 or 4.02 of the Indenture, please state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: ________________________
(Sign exactly as your name appears on the other side of the Note)


Signature Guarantee:_____________________________________________
                     Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                       EXHIBIT B


                               Guarantee Agreement

                                                                       EXHIBIT C

                Indemnity, Subrogation and Contribution Agreement

                                                                       EXHIBIT D


                                            PLEDGE AGREEMENT dated as of
                                    November 13, 2001, among MEMC ELECTRONIC
                                    MATERIALS, INC., a Delaware corporation (the
                                    "Issuer"), and each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Pledgor and Guarantor" and collectively, the "Pledgors and Guarantors") and Citicorp USA, Inc., a Delaware corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Security Agreement).


         Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001 between the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement") among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent. Capitalized terms used herein and not defined herein shall have meanings assigned to such terms in the Indenture and, if not defined therein, in the Restructuring Agreement.

      The Holders have agreed to purchase the Notes pursuant to, and upon the terms and subject to the conditions specified in, the Restructuring Agreement and the Indenture. Each of the Pledgors and Guarantors has agreed to guarantee, among other things, all the obligations of the Issuer under the Indenture on a senior subordinated basis as set forth in Article 12 of the Indenture and
Article II of the Guarantee Agreement. The obligations of the Holders to purchase the Notes are conditioned upon, among other things, the execution and delivery by the Issuer of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, retirement, repurchase or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer and the Pledgors and Guarantors to the Secured Parties under the Indenture, the Notes and the Security Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the Pledgors and Guarantors under or pursuant to the Indenture, the Notes and the Security Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Indenture Obligations").

      Accordingly, the Pledgors and Guarantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

      SECTION 1. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, each Pledgor and Guarantor hereby pledges and grants to the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor and Guarantor's right, title and interest in, to and under (a) the Equity Interests owned by it which are listed on Schedule II hereto and any Equity Interests obtained in the future by such Pledgor and Guarantor and the certificates representing all such Equity Interests (the "Pledged Interests"); provided that the Pledged Interests shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary or (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sdn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation or
(iii) to the extent that applicable law requires that a Subsidiary of such Pledgor and Guarantor issue directors' qualifying shares, such qualifying shares; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor and Guarantor on Schedule II hereto, (ii) any debt securities in the future issued to such Pledgor and Guarantor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to
Section 5, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 5, all rights and privileges of such Pledgor and Guarantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any Pledged Interests, any Pledged Debt Securities or any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and Guarantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule II and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered. The pledge of the Pledged Securities is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Issuer and MEMC Pasadena.

      TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

      SECTION 2. Delivery of the Collateral. (a) Each Pledgor and Guarantor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

         (b) Each Pledgor and Guarantor will cause any Indebtedness for borrowed money owed to the Pledgor and Guarantor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

      SECTION 3. Representations, Warranties and Covenants. Each Pledgor and Guarantor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Collateral Agent that:

         (a) the Pledged Interests represent that percentage as set forth on
      Schedule II of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

         (b) except for the prior lien and security interest granted under the Revolving Loan Documentation as security for the payment or performance, as the case may be, in full of the Revolver Obligations ( the "Senior Security Interest") and the security interest granted hereunder, such Pledgor and Guarantor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens,
      (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by such Pledgor and Guarantor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

         (c) such Pledgor and Guarantor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

         (d) no consent of any other Person (including stockholders or creditors of any Pledgor and Guarantor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

         (e) by virtue of the execution and delivery by the Pledgors and Guarantors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Indenture Obligations (subject only to the lien and security interest that comprise the Senior Security Interest);

         (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;

         (g) all of the Pledged Interests have been duly authorized and validly issued and are fully paid and nonassessable;

         (h) all information set forth herein relating to the Pledged Interests is accurate and complete in all material respects as of the date hereof; and

         (i) the pledge of the Pledged Interests pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

      SECTION 4. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors and Guarantors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor and Guarantor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor and Guarantor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

      SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

               (i) Each Pledgor and Guarantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Indenture and the other Transaction Documents; provided, however, that such Pledgor and Guarantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or the Indenture or any other Transaction Document or the ability of the Secured Parties to exercise the same.

               (ii) The Collateral Agent shall execute and deliver to each Pledgor and Guarantor, or cause to be executed and delivered to each Pledgor and Guarantor, all such proxies, powers of attorney and other instruments as such Pledgor and Guarantor may reasonably request for the purpose of enabling such Pledgor and Guarantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below.

               (iii) Each Pledgor and Guarantor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Indenture, the Notes, the other Security Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor and Guarantor, shall not be commingled by such Pledgor and Guarantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

               (iv) With regard to the pledge of the shares of MEMC Electronic Materials S.p.A., the Collateral Agent shall take all reasonable actions required by applicable mandatory provisions of Italian law in order to enable the Pledgors and Guarantors to exercise all the rights to which the Pledgors and Guarantors are entitled under this Section 5.

      (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor and Guarantor to dividends, interest or principal that such Pledgor and Guarantor is authorized to receive pursuant to paragraph
(a)(iii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall subject to the provisions of this paragraph
(b) have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor and Guarantor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and Guarantor, and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to each Pledgor and Guarantor all cash dividends, interest or principal (without interest), that such Pledgor and Guarantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

      (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor and Guarantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Collateral Agent under paragraph
(a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Holders of a majority, by aggregate principal amount, of the Notes, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors and Guarantors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor and Guarantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph
(a)(i) above.

      SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Collateral Agent may sell the Collateral, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor and Guarantor, and, to the extent permitted by applicable law, the Pledgors and Guarantors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor and Guarantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give a Pledgor and Guarantor 10 days' prior written notice (which each Pledgor and Guarantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC (as defined in the Security Agreement) of the Collateral Agent's intention to make any sale of such Pledgor and Guarantor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor and Guarantor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Indenture Obligation then due and payable to it from such Pledgor and Guarantor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor and Guarantor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) such Pledgor and Guarantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

      SECTION 7. Subordination. Notwithstanding anything to the contrary contained in this Pledge Agreement, all rights and remedies set forth in this Pledge Agreement shall be subject to the subordination provisions set forth in
Article 12 of the Indenture and Article II of the Guarantee Agreement.

      SECTION 8. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

         FIRST, to the payment of any Revolver Obligations oustanding, to the extent the Revolving Loan Documentation is in force;

         SECOND, to the payment of all costs and reasonable expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Indenture Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Pledgor and Guarantor, and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

         THIRD, to the payment in full of the Indenture Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Indenture Obligations owed to them on the date of any such distribution); and

         FOURTH, to the Pledgors and Guarantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

      The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

      SECTION 9. Reimbursement of Collateral Agent. (a) Each Pledgor and Guarantor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor and Guarantor to perform or observe any of the provisions hereof.

      (b) Without limitation of its indemnification obligations under the other Transaction Documents, each Pledgor and Guarantor agrees to indemnify the Collateral Agent and the Indemnified Parties (as defined in Section 10.04 of the Restructuring Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or
(ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

      (c) Any amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Security Documents. The provisions of this Section 8 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Indenture Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 9 shall be payable on written demand therefor and shall bear interest at the rate specified in Section 1 of the Notes.

      SECTION 10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor and Guarantor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor and Guarantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor and Guarantor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor and Guarantor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor and Guarantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

      SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor and Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor and Guarantor in any case shall entitle such Pledgor and Guarantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor and Guarantor or Pledgors and Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 10 of the Indenture.

      SECTION 12. Securities Act, etc. In view of the position of the Pledgors and Guarantors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor and Guarantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor and Guarantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor and Guarantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale, in either case in accordance with a valid exemption from registration under the Federal Securities Laws. Each Pledgor and Guarantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

      SECTION 13. Registration, etc. Each Pledgor and Guarantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Collateral Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Collateral Agent, use its reasonable best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Collateral Agent to permit the public sale of such Pledged Securities. Each Pledgor and Guarantor further agrees to indemnify, defend and hold harmless the Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor and Guarantor or the issuer of such Pledged Securities by the Collateral Agent or any other Secured Party expressly for use therein. Each Pledgor and Guarantor further agrees, upon such written request referred to above, to use its reasonable best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Each Pledgor and Guarantor will bear all costs and expenses of carrying out its obligations under this Section 13. Each Pledgor and Guarantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 13 may be specifically enforced.

      SECTION 14. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor and Guarantor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Transaction Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Transaction Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Indenture Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor and Guarantor in respect of the Indenture Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Indenture Obligations).

      SECTION 15. Termination or Release. (a) This Agreement and the security interests granted hereby shall terminate when all the Indenture Obligations have been indefeasibly paid in full and there are no Notes outstanding.

      (b) Upon any sale or other transfer by any Pledgor and Guarantor of any Collateral that is permitted under the Indenture to any Person that is not a Pledgor and Guarantor, or, upon the effectiveness of a release of the security interest granted hereby in any Collateral pursuant to Section 18, the security interest in such Collateral shall be automatically released.

      (c) In connection with any termination or release pursuant to paragraph
(a) or (b) or Section 18, the Collateral Agent shall execute and deliver to any Pledgor and Guarantor, at such Pledgor and Guarantor's expense, all documents that such Pledgor and Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this
Section 15 shall be without recourse to or warranty by the Collateral Agent.

      SECTION 16. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor and Guarantor shall be given to it at the address or telecopy number set forth on Schedule I, with a copy to the Issuer.

      SECTION 17. Further Assurances. Each Pledgor and Guarantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

      SECTION 18. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor and Guarantor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor and Guarantor when a counterpart hereof executed on behalf of such Pledgor and Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and Guarantor, and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor and Guarantor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor and Guarantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Transaction Documents. In the event that a Pledgor and Guarantor ceases to be a Subsidiary pursuant to a transaction permitted under the Transaction Documents, such Pledgor and Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Pledgor and Guarantor, and may be amended, modified, supplemented, waived or released with respect to any Pledgor and Guarantor without the approval of any other Pledgor and Guarantor, and without affecting the obligations of any other Pledgor and Guarantor hereunder.

      SECTION 19. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by each Pledgor and Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the issuance and delivery to the Holders of the Notes, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as any Indenture Obligation remains unpaid and for so long as any Notes are outstanding.

      (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 18. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

      SECTION 22. Rules of Interpretation. The rules of construction specified in Section 1.03 of the Indenture shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 23. Jurisdiction; Consent to Service of Process. (a) Each Pledgor and Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Pledgor and Guarantor or its properties in the courts of any jurisdiction.

      (b) Each Pledgor and Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 16. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 25. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Pledgor and Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Pledgor and Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Pledgor and Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Pledgor and Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Pledgor and Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

      SECTION 26. Additional Pledgors and Guarantors. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Pledgor and Guarantor upon becoming a Domestic Subsidiary. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Pledgor and Guarantor hereunder with the same force and effect as if originally named as a Pledgor and Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Pledgor and Guarantor hereunder. The rights and obligations of each Pledgor and Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor and Guarantor as a party to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                         MEMC ELECTRONIC MATERIALS, INC.


                                         By: /s/  James M. Stolze
                                             -----------------------------------
                                         Name: James M. Stolze
                                         Title: Executive Vice President,
                                                Chief Financial Officer

                                         By: /s/  Kenneth L. Young
                                             -----------------------------------
                                             Name: Kenneth L. Young
                                             Title: Treasurer

                                         EACH OF THE SUBSIDIARIES LISTED ON
                                         SCHEDULE I HERETO, as Pledgor and
                                         Guarantor


                                         By: /s/ Kenneth L. Young
                                             -----------------------------------
                                         Name: Kenneth L. Young, in his capacity
                                               as Treasurer for each of  the
                                               Subsidiaries listed on Schedule I
                                               hereto

                                         Citicorp USA, Inc., as Collateral Agent


                                         By: /s/ Edward T. Crook
                                             -----------------------------------
                                             Name: Edward T. Crook
                                             Title: Managing Director and Vice
                                                    President

                                                                       EXHIBIT E


                                            SECURITY AGREEMENT dated as of
                                    November 13, 2001, among MEMC ELECTRONIC
                                    MATERIALS, INC., a Delaware corporation (the
                                    "Issuer"), each subsidiary of the Issuer listed on Schedule I hereto (each such subsidiary individually a "Pledgor and Guarantor" and, collectively, the Pledgors and Guarantors, and collectively, together with the Issuer, the "Grantors") and CITICORP USA, Inc., a Delaware corporation, as collateral agent (the "Collateral Agent") for the Secured Parties (as defined herein).


         Reference is made to (a) the Indenture dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Indenture"), among the Issuer, Citibank, N.A., a national banking association, as trustee (in such capacity, the "Trustee") and the Collateral Agent, (b) the Restructuring Agreement dated as of November 13, 2001, among the Issuer and TPG Wafer Holdings LLC (the "Restructuring Agreement") and (c) the Guarantee Agreement dated as of November 13, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among the Issuer, each Pledgor and Guarantor party thereto and the Collateral Agent. Unless the context otherwise requires, capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Indenture and, if not defined in the Indenture, in the Restructuring Agreement.

         The Holders have agreed to purchase the Notes, upon the terms and subject to the conditions specified in the Restructuring Agreement and the Indenture. The Issuer has agreed to issue such Notes, upon the terms and subject to the conditions specified in the Restructuring Agreement and the Indenture. Each Pledgor and Guarantor has agreed to guarantee, among other things, all the obligations of the Issuer under the Indenture on a senior subordinated basis as set forth in Article 12 of the Indenture and Article II of the Guarantee Agreement. The obligations of the Holders to purchase the notes are conditioned upon, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, retirement, repurchase or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Issuer and the Pledgors and Guarantors to the Secured Parties under the Indenture, the Notes and the Security Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Issuer and the Pledgors and Guarantors under or pursuant to the Indenture, the Notes and the Security Documents (all the monetary and other obligations described in the preceding clauses (a) and (b) being collectively called the "Indenture Obligations").

         Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

         SECTION 1.01. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

         "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Accounts" means all "accounts" (as defined in UCC) of any Grantor and shall include any and all right, title and interest of any Grantor to payment for goods and services sold or leased, including any such right evidenced by Chattel Paper, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

         "Accounts Receivable" means all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

         "Chattel Paper" has the meaning assigned to such term in the UCC.

         "Collateral" means all (a) Accounts Receivable, (b) Documents, (c) Equipment, (d) General Intangibles, (e) Inventory, (f) cash and cash accounts,
(g) Investment Property (h) Chattel Paper, (i) Instruments, (j) Deposit Accounts and (k) Proceeds, in each case whether or now or hereafter existing.

         "Commodity Account" means an account maintained by a Commodity Intermediary in which a Commodity Contract is carried out for a Commodity Customer.

         "Commodity Contract" means a commodity futures contract, an option on a commodity futures contract, a commodity option or any other contract that, in each case, is (a) traded on or subject to the rules of a board of trade that has been designated as a contract market for such a contract pursuant to the federal commodities laws or (b) traded on a foreign commodity board of trade, exchange or market, and is carried on the books of a Commodity Intermediary for a Commodity Customer.

         "Commodity Customer" means a Person for whom a Commodity Intermediary carries a Commodity Contract on its books.

         "Commodity Intermediary" means (a) a Person who is registered as a futures commission merchant under the federal commodities laws or (b) a Person who in the ordinary course of its business provides clearance or settlement services for a board of trade that has been designated as a contract market pursuant to federal commodities laws.

         "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" means all of the following: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

         "Deposit Accounts" has the meaning assigned to such term in the UCC.

         "Documents" means all instruments, promissory notes, files, records, ledger sheets and documents covering or relating to any of the Collateral.

         "Entitlement Holder" means a Person identified in the records of a Securities Intermediary as the Person having a Security Entitlement against the Securities Intermediary. If a Person acquires a Security Entitlement by virtue of Section 8-501(b)(2) or (3) of the UCC, such Person is the Entitlement Holder.

         "Equipment" means "equipment" (as defined in the UCC) of any Grantor and shall include all equipment, furniture and furnishings, and all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, and all improvements, accessions or appurtenances thereto, that are now or hereafter owned by any Grantor. The term Equipment shall include Fixtures.

         "Financial Asset" means (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt with in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a Financial Asset under Article 8 of the UCC. As the context requires, the term Financial Asset means either the interest itself or the means by which a Person's claim to it is evidenced, including a certificated or uncertificated Security, a certificate representing a Security or a Security Entitlement.

         "Fixtures" means all items of Equipment, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

         "General Intangibles" means all "general intangibles" (as defined in the UCC) of any Grantor and shall include choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

         "Instrument" has the meaning assigned to such term in the UCC.

         "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Indenture" has the meaning assigned to such term in the preliminary statement of this Agreement.

         "Indenture Obligations" has the meaning assigned to such term in the preliminary statement of this Agreement.

         "Inventory" means "inventory" (as defined in the UCC) of any Grantor and shall include all goods of any Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by any Grantor under contracts of service, or consumed in any Grantor's business, including raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

         "Investment Property" means all Securities (whether certificated or uncertificated), Security Entitlements, Securities Accounts, Commodity Contracts and Commodity Accounts of any Grantor, whether now owned or hereafter acquired by any Grantor.

         "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence on the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

         "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on
Schedule IV, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" means a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an executive officer or Financial Officer of the Issuer.

         "Proceeds" means "proceeds" (as defined in the UCC) of any Grantor and shall include any consideration received from the sale, exchange, license, lease or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, any property collected on or distributed on account of the Collateral, any rights arising out of the Collateral, and shall include, (a) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor, or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License and (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

         "Revolver Obligations" has the meaning assigned to such term in the Revolving Loan Documentation.

         "Revolving Loan Documentation" means the Revolving Credit Agreement dated as of November 13, 2001 among the Issuer, the Lenders party thereto and Citicorp USA, Inc., a Delaware corporation, as Administrative Agent and collateral agent, together with the guarantee agreement, the security agreement, the pledge agreement and the indemnity, subrogation and contribution agreement attached as exhibits to such Revolving Credit Agreement and any other security documents executed in connection therewith.

         "Secured Parties" means (a) the Holders, (b) the Trustee, (c) the Collateral Agent, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Transaction Document and (e) the successors and assigns of each of the foregoing.

         "Securities" means any obligations of an issuer or any shares, participations or other interests in an issuer or in property or an enterprise of an issuer which (a) are represented by a certificate representing a security in bearer or registered form, or the transfer of which may be registered upon books maintained for that purpose by or on behalf of the issuer, (b) are one of a class or series or by its terms is divisible into a class or series of shares, participations, interests or obligations and (c)(i) are, or are of a type, dealt with or traded on securities exchanges or securities markets or (ii) are a medium for investment and by their terms expressly provide that they are a security governed by Article 8 of the UCC.

         "Securities Account" means an account to which a Financial Asset is or may be credited in accordance with an agreement under which the Person maintaining the account undertakes to treat the Person for whom the account is maintained as entitled to exercise rights that comprise the Financial Asset.

         "Security Documents" means the Guarantee Agreement and the Security Agreement, the Collateral Assignment, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 of the Indenture to secure any of the Indenture Obligations.

         "Security Entitlements" means the rights and property interests of an Entitlement Holder with respect to a Financial Asset.

         "Security Interest" has the meaning assigned to such term in Section 2.01.

         "Security Intermediary" means (a) a clearing corporation or (b) a Person, including a bank or broker, that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

         "Texas Instruments Agreements" means the Shareholders' Agreement dated as of May 16, 1995, by and between Texas Instruments Incorporated and the Issuer, as amended; Technology Transfer Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, the Issuer and MEMC Southwest Inc.; Texas Instruments Incorporated Purchase Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated, MEMC Southwest Inc. and the Issuer, as amended; Master Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Chemical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Information Systems and Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Telephone Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Human Resources Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Medical Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Purchasing and Inventory Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and MEMC Southwest Inc.; Environmental, Health and Safety Services Agreement dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Issuer; Agreement Regarding Health & Dental Administrative Expenses dated as of June 30, 1995, by and between Texas Instruments Incorporated and the Issuer.

         "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" means all of the following: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "Transaction Documents" means the Indenture, the Restructuring Agreement, the Registration Rights Agreement and the Security Documents.

         "Trustee" has the meaning set forth in the preamble.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the state of New York.

         SECTION 1.02. Rules of Interpretation. The rules of construction specified in Section 1.03 of the Indenture shall be applicable to this Agreement.


                                   ARTICLE II

                                Security Interest
                                -----------------

         SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Indenture Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral (the "Security Interest"); provided that the Security Interest shall not include (i) more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary, (ii) the outstanding voting stock of MEMC Korea Company, MEMC Kulim Electronic Materials, Sbn. Bhd., MEMC Southwest Inc. and Taisil Electronic Materials Corporation, (iii) the Texas Instruments Agreements or (iv) any General Intangible that is, by its terms, not assignable, so long as the failure of the Grantors to maintain such General Intangible would not result in a Material Adverse Effect. Such Security Interest shall be subject to the prior lien and security interest granted under the Revolving Loan Documentation as security for the payment or performance, as the case may be, in full of the Revolver Obligations (the "Senior Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantors, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent, the Trustee or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

         The Grantors jointly and severally represent and warrant to the Collateral Agent, the Trustee and the Secured Parties that:

         SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained. The Security Interest granted hereby is subject to the terms and conditions of that certain Option Agreement dated September 21, 1998, as amended on September 22, 2000, September 25, 2001, and October 25, 2001, among Tokuyama Corporation, Marubeni Corporation, Marubeni America Corporation, the Issuer and MEMC Pasadena.

         SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Appropriately completed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

         (b) Each Grantor shall ensure that fully executed security agreements in the form hereof (or short-form supplements to this Agreement in form and substance satisfactory to the Collateral Agent) and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, or in any other necessary jurisdiction, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

         SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Indenture Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other analogous applicable law in such jurisdictions and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss.261 or 15 U.S.C. ss.1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss.205 and otherwise as may be required to pursuant to the laws of any other necessary jurisdiction in the United States (or any political subdivision thereof) and its territories and possessions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted pursuant to Section 6.02 of the Indenture. For the avoidance of doubt (and in each place where this agreement makes reference to Liens permitted pursuant to Section 6.02 of the Indenture), the Senior Security Interest shall be considered a Lien expressly permitted pursuant to Section 6.02 of the Indenture.

         SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Indenture. The Grantor has not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Indenture.

                                   ARTICLE IV

                                    Covenants
                                    ---------

         SECTION 4.01. Issue Date Requirements. As of the Issue Date for the Notes, the Issuer shall:

         (a) furnish, to the Collateral Agent and the Trustee, a completed Perfection Certificate (in substantially the form of Annex 1 hereto) dated the Issue Date and signed by an executive officer or Financial Officer of the Issuer, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Issuer and the Pledgors and Guarantors in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent and the Trustee that the Liens indicated by such financing statements (or similar documents) are permitted by
Section 6.02 of the Indenture or have been released;

         (b) provide, to the Trustee and the Collateral Agent, a certificate stating that the insurance required by Section 5.08 of the Indenture and the Security Documents is in effect.

         SECTION 4.02. Changes with respect to Collateral. Each of the Grantors shall promptly notify the Trustee and the Collateral Agent in writing of any change (i) in its legal name, (ii) in its jurisdiction of organization or formation, (iii) in the location of its chief executive office or principal place of business, (iv) in its identity or legal or organizational structure or
(v) in its organization identification number or its Federal Taxpayer Identification Number. None of the Grantors shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral (subject only to the Liens expressly permitted pursuant to Section 6.02 of the Indenture). Each Grantor shall promptly notify the Collateral Agent if any material portion of the Collateral owned or held by or on behalf of such Grantor is damaged or destroyed.

         SECTION 4.03. Records. Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent an updated Perfection Certificate, noting all material changes, if any, since the date of the most recent Perfection Certificate.

         SECTION 4.04. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent for the ratable benefit of the Secured Parties in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Indenture.

         SECTION 4.05. Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as are necessary or as the Collateral Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

         SECTION 4.06. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, at reasonable times and intervals during normal business hours upon reasonable advance notice to the respective Grantor, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of the Collateral. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Holder in accordance with and subject to the provisions set forth in Section 5.09 of the Indenture.

         SECTION 4.07. Taxes; Encumbrances. At its option, the Collateral Agent may, but is under no obligation to, discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Indenture, and may pay for the maintenance and preservation of the Collateral, in each case to the extent any Grantor fails to do so as required by the Indenture or this Agreement and such failure shall continue beyond any applicable notice and cure period, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.07 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Transaction Documents.

         SECTION 4.08. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent to the extent permitted by any contracts or arrangements to which such property is subject. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         SECTION 4.09. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent, the Trustee and the Secured Parties from and against any and all liability for such performance; provided that such indemnity shall not be available, as to the Collateral Agent and the Secured Parties, to the extent that such liability resulted from the gross negligence or willful misconduct of the Collateral Agent or a Secured Party.

         SECTION 4.10. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral, except as expressly permitted by Section 6.02 of the Indenture. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold or consigned in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Indenture or any other Transaction Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any material Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in writing to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent and to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         SECTION 4.11. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, which consent shall not be unreasonably withheld, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

         SECTION 4.12. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.08 of the Indenture. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, but is under no obligation to, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its reasonable discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.12, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Indenture Obligations secured hereby.

         SECTION 4.13. Legend. If any Accounts Receivable of any Grantor are evidenced by Chattel Paper, such Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, such Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

         SECTION 4.14. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark, to the extent permitted by existing technology, any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws pursuant to which each such Patent is issued.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark sufficient to preclude any findings of abandonment, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law pursuant to which each such Trademark is issued and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws pursuant to which each such Copyright is issued.

         (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any such Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any such Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly thereafter informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as are necessary or as the Collateral Agent may request to evidence and perfect the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals from the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all of such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.


                                    ARTICLE V

                                Power of Attorney
                                -----------------

         Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right but not the obligation, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any Grantor of any of its obligations hereunder or under any other Transaction Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Transaction Document, by law or otherwise.


                                   ARTICLE VI

                                    Remedies
                                    --------

         SECTION 6.01. Subordination. Notwithstanding anything to the contrary contained in this Security Agreement, all rights and remedies set forth in this Security Agreement shall be subject to the subordination provisions set forth in
Article 12 of the Indenture and Article II of the Guarantee Agreement.

         SECTION 6.02. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any or all of the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent (except to the extent assignment, transfer or conveyance thereof would result in a loss of said Intellectual Property), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the Grantors 10 days' written notice (which each Grantor agrees is a "reasonable authenticated notification of disposition" within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Indenture Obligation then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Indenture Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 6.03. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                  FIRST, to the payment of any Revolver Obligations outstanding, to the extent the Revolving Loan Documentation is in force;

                  SECOND, to the payment of all costs and expenses incurred by the Trustee or the Collateral Agent (in its capacity as such hereunder or under any other Transaction Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Transaction Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Transaction Document;

                  THIRD, to the payment in full of the Indenture Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Indenture Obligations owed to them on the date of any such distribution); and

                  FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 6.04. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

         SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 13.02 of the Indenture. All communications and notices hereunder to any Pledgor and Guarantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Issuer.

         SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Transaction Document, any agreement with respect to any of the Indenture Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Transaction Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Indenture Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Indenture Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the issuance of the Notes and their purchase by the Holders, regardless of any investigation made by the Holders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Transaction Documents. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Collateral Agent's Fees and Expenses; Indemnification.
(a) Each Grantor jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, disbursements and other charges of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral,
(iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof applicable to it.

         (b) Without limitation of its indemnification obligations under the other Transaction Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable fees, disbursements and other charges of counsel, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee as determined in a final judgment by a court of competent jurisdiction.

         (c) Any such amounts payable as provided hereunder shall be additional Indenture Obligations secured hereby and by the other Transaction Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Transaction Document, the consummation of the transactions contemplated hereby, the repayment of any amounts due under the Indenture or the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, or any investigation made by or on behalf of the Collateral Agent or any Holder. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Trustee and the Secured Parties under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Transaction Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Article 10 of the Indenture.

         SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

         SECTION 7.10. Limitation on Security Interest. Anything contained in this Agreement to the contrary notwithstanding, the obligation hereunder secured by each Pledgor and Guarantor shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Pledgor and Guarantor's secured obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all liabilities of such Pledgor and Guarantor, contingent or otherwise, that would be taken into account in determining whether the incurrence of the obligation would constitute a fraudulent conveyance under the Fraudulent Transfer Laws and after giving effect, both in determining such Pledgor and Guarantor's probable debt hereunder and in determining its assets, to the existence of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Pledgor and Guarantor pursuant to (a) applicable law or (b) any agreement, including the Indemnity, Subrogation and Contribution Agreement.

         SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         SECTION 7.13. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent, the Trustee or any Holder may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Grantor or its properties in the courts of any jurisdiction.

         (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court. Each Grantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Indenture Obligations have been indefeasibly paid in full and there are no longer any Notes outstanding, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all UCC termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event that such Grantor ceases to be a Pledgor and Guarantor pursuant to a transaction permitted under the Transaction Documents, at which time the Collateral Agent shall execute and deliver to any Grantor, at such Grantor's expense, all documents that such Grantor shall reasonably request to evidence such release.

         SECTION 7.16. Additional Grantors. Pursuant to Section 5.11 of the Indenture, each Subsidiary that was not in existence or not a Domestic Subsidiary on the date of the Indenture is required to enter into this Agreement as a Grantor upon becoming a Domestic Subsidiary. Upon execution and delivery by the Collateral Agent and such Domestic Subsidiary of an instrument in the form of Annex 2 hereto, such Domestic Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                       MEMC ELECTRONIC MATERIALS, INC.


                                       By: /s/ James M. Stolze
                                           -------------------------------------
                                           Name:  James M. Stolze
                                           Title: Executive Vice President,
                                                  Chief Financial Officer




                                       By: /s/ Kenneth L. Young
                                           -------------------------------------
                                           Name:  Kenneth L. Young
                                           Title: Treasurer

                                       EACH OF THE SUBSIDIARIES LISTED ON
                                       SCHEDULE I HERETO, as a Pledgor and
                                       Guarantor


                                       By: /s/ Kenneth L. Young
                                           -------------------------------------
                                           Name: Kenneth L. Young, in his
                                                 capacity as Treasurer for each
                                                 of the Subsidiaries listed on
                                                 Schedule I hereto

                                       Citicorp USA, Inc, as Collateral Agent


                                       By: /s/  Edward T. Crook
                                           -------------------------------------
                                           Name:  Edward T. Crook
                                           Title: Managing Director and
                                                  Vice President